Filed Pursuant to Rule 424(b)(2)

Registration Statement No. 333-269296

The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion. Dated September 13, 2024. GS Finance Corp. $ Buffered Basket-Linked Notes due guaranteed by The Goldman Sachs Group, Inc.

The notes do not bear interest. The amount that you will be paid on your notes on the stated maturity date (expected to be September 21, 2027) is based on the performance of an equally-weighted basket comprised of the common stock of Broadcom Inc., the common stock of EOG Resources, Inc., the common stock of General Dynamics Corporation, the common stock of Lockheed Martin Corporation, the Class A common stock of Palantir Technologies Inc. and the VanEck Gold Miners ETF (the basket underliers) as measured from the trade date (expected to be September 16, 2024) to and including the determination date (expected to be September 16, 2027). Each basket underlier has an initial weighting of approximately 16.667% and an initial weighted value of 100/6.

The return on your notes is linked, in part, to the performance of the VanEck Gold Miners ETF (ETF), and not to that of the index on which the ETF is based.

The initial basket level is 100 and the final basket level will equal the sum of the products, as calculated for each basket underlier, of: (i) its final level on the determination date divided by its initial level (set on the trade date and will be an intra-day level or the closing level of such basket underlier on the trade date) multiplied by (ii) its initial weighted value.

If the final basket level on the determination date is greater than the initial basket level, the return on your notes will be positive and will equal the basket return, subject to the maximum settlement amount of $1,625 for each $1,000 face amount of your notes. If the final basket level declines by up to 20% from the initial basket level, you will receive the face amount of your notes.

If the final basket level declines by more than 20% from the initial basket level, the return on your notes will be negative and will equal the basket return plus 20%. You could lose a significant portion of the face amount of your notes.

To determine your payment at maturity, we will calculate the basket return, which is the percentage increase or decrease in the final basket level from the initial basket level. At maturity, for each $1,000 face amount of your notes, you will receive an amount in cash equal to:

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if the basket return is positive (the final basket level is greater than the initial basket level), the sum of (i) $1,000 plus (ii) the product of (a) $1,000 times (b) the basket return, subject to the maximum settlement amount;
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if the basket return is zero or negative but not below -20% (the final basket level is equal to or less than the initial basket level, but not by more than 20%), $1,000; or
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if the basket return is negative and is below -20% (the final basket level is less than the initial basket level by more than 20%), the sum of (i) $1,000 plus (ii) the product of (a) $1,000 times (b) the sum of the basket return plus 20%. You will receive less than the face amount of your notes.

Declines in one basket underlier may offset increases in the other basket underliers.

You should read the disclosure herein to better understand the terms and risks of your investment, including the credit risk of GS Finance Corp. and The Goldman Sachs Group, Inc. See page PS-21.

The estimated value of your notes at the time the terms of your notes are set on the trade date is expected to be between $925 and $955 per $1,000 face amount. For a discussion of the estimated value and the price at which Goldman Sachs & Co. LLC would initially buy or sell your notes, if it makes a market in the notes, see the following page.

Original issue date: expected to be September 19, 2024	Original issue price: 100% of the face amount*
Underwriting discount: % of the face amount*	Net proceeds to the issuer: % of the face amount

*The original issue price will be % for certain investors; see “Supplemental Plan of Distribution; Conflicts of Interest” on page PS-41 for additional information regarding the fees comprising the underwriting discount.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense. The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Goldman Sachs & Co. LLC

Pricing Supplement No. dated , 2024.

The issue price, underwriting discount and net proceeds listed above relate to the notes we sell initially. We may decide to sell additional notes after the date of this pricing supplement, at issue prices and with underwriting discounts and net proceeds that differ from the amounts set forth above. The return (whether positive or negative) on your investment in notes will depend in part on the issue price you pay for such notes.

GS Finance Corp. may use this prospectus in the initial sale of the notes. In addition, Goldman Sachs & Co. LLC or any other affiliate of GS Finance Corp. may use this prospectus in a market-making transaction in a note after its initial sale. Unless GS Finance Corp. or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

Estimated Value of Your Notes

The estimated value of your notes at the time the terms of your notes are set on the trade date (as determined by reference to pricing models used by Goldman Sachs & Co. LLC (GS&Co.) and taking into account our credit spreads) is expected to be between $925 and $955 per $1,000 face amount, which is less than the original issue price. The value of your notes at any time will reflect many factors and cannot be predicted; however, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would initially buy or sell notes (if it makes a market, which it is not obligated to do) and the value that GS&Co. will initially use for account statements and otherwise is equal to approximately the estimated value of your notes at the time of pricing, plus an additional amount (initially equal to $ per $1,000 face amount).

Prior to , the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your notes (if it makes a market, which it is not obligated to do) will equal approximately the sum of (a) the then-current estimated value of your notes (as determined by reference to GS&Co.’s pricing models) plus (b) any remaining additional amount (the additional amount will decline to zero on a straight-line basis from the time of pricing through ). On and after , the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your notes (if it makes a market) will equal approximately the then-current estimated value of your notes determined by reference to such pricing models.

About Your Prospectus

The notes are part of the Medium-Term Notes, Series F program of GS Finance Corp. and are fully and unconditionally guaranteed by The Goldman Sachs Group, Inc. This prospectus includes this pricing supplement and the accompanying documents listed below. This pricing supplement constitutes a supplement to the documents listed below, does not set forth all of the terms of your notes and therefore should be read in conjunction with such documents:

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General terms supplement no. 8,999 dated February 13, 2023
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Prospectus supplement dated February 13, 2023
•
Prospectus dated February 13, 2023

The information in this pricing supplement supersedes any conflicting information in the documents listed above. In addition, some of the terms or features described in the listed documents may not apply to your notes.

We refer to the notes we are offering by this pricing supplement as the “offered notes” or the “notes”. Each of the offered notes has the terms described below. Please note that in this pricing supplement, references to “GS Finance Corp.”, “we”, “our” and “us” mean only GS Finance Corp. and do not include its subsidiaries or affiliates, references to “The Goldman Sachs Group, Inc.”, our parent company, mean only The Goldman Sachs Group, Inc. and do not include its subsidiaries or affiliates and references to “Goldman Sachs” mean The Goldman Sachs Group, Inc. together with its consolidated subsidiaries and affiliates, including us. The notes will be issued under the senior debt indenture, dated as of October 10, 2008, as supplemented by the First Supplemental Indenture, dated as of February 20, 2015, each among us, as issuer, The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee. This indenture, as so supplemented and as further supplemented thereafter, is referred to as the “GSFC 2008 indenture” in the accompanying prospectus supplement.

The notes will be issued in book-entry form and represented by master note no. 3, dated March 22, 2021.

Terms AND CONDITIONS

CUSIP / ISIN: 40058F6L2 / US40058F6L25

Company (Issuer): GS Finance Corp.

Guarantor: The Goldman Sachs Group, Inc.

Basket: an equally weighted basket comprised of the 6 basket underliers

Basket underliers (each individually, a basket underlier):

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the common stock of Broadcom Inc. (current Bloomberg ticker: “AVGO UW”), as it may be replaced or adjusted from time to time as provided herein;
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the common stock of EOG Resources, Inc. (current Bloomberg ticker: “EOG UN”), as it may be replaced or adjusted from time to time as provided herein;
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the common stock of General Dynamics Corporation (current Bloomberg ticker: “GD UN”), as it may be replaced or adjusted from time to time as provided herein;
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the common stock of Lockheed Martin Corporation (current Bloomberg ticker: “LMT UN”), as it may be replaced or adjusted from time to time as provided herein;
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the Class A common stock of Palantir Technologies Inc. (current Bloomberg ticker: “PLTR UN”), as it may be replaced or adjusted from time to time as provided herein; and
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the VanEck Gold Miners ETF (current Bloomberg symbol: “GDX UP Equity”), or any successor basket underlier, as it may be modified, replaced or adjusted from time to time as provided herein

Basket index stocks (each individually, a basket index stock): the common stock of Broadcom Inc., the common stock of EOG Resources, Inc., the common stock of General Dynamics Corporation, the common stock of Lockheed Martin Corporation and the Class A common stock of Palantir Technologies Inc., as each may be replaced or adjusted from time to time as provided herein

Basket fund: the VanEck Gold Miners ETF, or any successor basket underlier, as it may be modified, replaced or adjusted from time to time as provided herein

Underlying index for the basket fund: the index tracked by such basket fund

Face amount: $ in the aggregate on the original issue date; the aggregate face amount may be increased if the company, at its sole option, decides to sell an additional amount on a date subsequent to the trade date

Authorized denominations: $1,000 or any integral multiple of $1,000 in excess thereof

Principal amount: On the stated maturity date, the company will pay, for each $1,000 of the outstanding face amount, an amount in cash equal to the cash settlement amount.

Cash settlement amount:

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if the final basket level is greater than or equal to the cap level, the maximum settlement amount;
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if the final basket level is greater than the initial basket level but less than the cap level, the sum of (i) $1,000 plus (ii) the product of (a) $1,000 times (b) the upside participation rate times (c) the basket return;
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if the final basket level is equal to or less than the initial basket level but greater than or equal to the buffer level, $1,000; or
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if the final basket level is less than the buffer level, the sum of (i) $1,000 plus (ii) the product of (a) $1,000 times (b) the buffer rate times (c) the sum of the basket return plus the buffer amount

Initial basket level: 100

Final basket level: the closing level of the basket on the determination date, except in the limited circumstances described under “— Consequences of a market disruption event or a non-trading day” below

Closing level of the basket: on the determination date, the sum of, for each of the basket underliers: the product of (i) the quotient of (a) the closing level of such basket underlier on such date divided by (b) the initial basket underlier level of such basket underlier times (ii) the initial weighted value of such basket underlier, except in the limited circumstances described under “— Consequences of a market disruption event or a non-trading day” below

Cap level: 162.5% of the initial basket level

Maximum settlement amount: $1,625

Upside participation rate: 100%

Basket return: the quotient of (i) the final basket level minus the initial basket level divided by (ii) the initial basket level, expressed as a percentage

Buffer level: 80% of the initial basket level

Buffer rate: 100%

Buffer amount: 20%

Initial weighted value: for each basket underlier, its initial weight in the basket set forth below multiplied by the initial basket level, all as set forth below:

Basket Underlier	Initial Weight in the Basket	Initial Weighted Value
the common stock of Broadcom Inc.	16.667%	100/6 (approximately 16.667)
the common stock of EOG Resources, Inc.	16.667%	100/6 (approximately 16.667)
the common stock of General Dynamics Corporation	16.667%	100/6 (approximately 16.667)
the common stock of Lockheed Martin Corporation	16.667%	100/6 (approximately 16.667)
the Class A common stock of Palantir Technologies Inc.	16.667%	100/6 (approximately 16.667)
VanEck Gold Miners ETF	16.667%	100/6 (approximately 16.667)

Initial basket underlier level (in each case, set on the trade date and will be an intra-day level or the closing level of such basket underlier on the trade date):

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with respect to the common stock of Broadcom Inc., ;
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with respect to the common stock of EOG Resources, Inc., ;
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with respect to the common stock of General Dynamics Corporation, ;
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with respect to the common stock of Lockheed Martin Corporation, ;
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with respect to the Class A common stock of Palantir Technologies Inc., ; and
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with respect to the VanEck Gold Miners ETF, .

Trade date: expected to be September 16, 2024

Original issue date (set on the trade date): expected to be September 19, 2024

Determination date (set on the trade date): expected to be September 16, 2027, unless the calculation agent determines that a market disruption event with respect to a basket underlier occurs or is continuing on such day or such day is not a trading day with respect to a basket underlier. In that event, the determination date will be the first following trading day on which the calculation agent determines that, on or subsequent to such originally scheduled determination date, each basket underlier has had at least one trading day on which no market disruption event has occurred or is continuing and the final basket underlier level of each of the basket underliers will be determined on or prior to the postponed determination date as set forth under “— Consequences of a market disruption event or a non-trading day” below. (In such case, the determination date may differ from the dates on which the final basket underlier levels of one or more basket underliers are determined for the purpose of the calculations to be performed on the determination date.) In no event, however, will the determination date be postponed to a date later than the originally scheduled stated maturity date or, if the originally scheduled stated maturity date is not a business day, later than the first business day after the originally scheduled stated maturity date. On such last possible determination date, if a market disruption event occurs or is continuing with respect to a basket underlier that has not yet had such a trading day on which no market disruption event has occurred or is continuing or if such last possible day is not a trading day with respect to such basket underlier, that day will nevertheless be the determination date.

Stated maturity date (set on the trade date): expected to be September 21, 2027, unless that day is not a business day, in which case the stated maturity date will be postponed to the next following business day. The stated maturity date will also be postponed if the determination date is postponed as described under “— Determination date” above. In such a case, the stated maturity date will be postponed by the same number of business day(s) from but excluding the originally scheduled determination date to and including the actual determination date.

Closing level: on any trading day, with respect to a basket underlier, the closing sale price or last reported sale price, regular way, for such basket underlier, on a per-share or other unit basis:

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on the principal national securities exchange on which such basket underlier is listed for trading on that day, or
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if such basket underlier is not listed on any national securities exchange on that day, on any other U.S. national market system that is the primary market for the trading of such basket underlier.

If such basket underlier is not listed or traded as described above, then the closing level for such basket underlier on any day will be the average, as determined by the calculation agent, of the bid prices for such basket underlier obtained from as many dealers in such basket underlier selected by the calculation agent as will make those bid prices available to the calculation agent. The number of dealers need not exceed three and may include the calculation agent or any of its or the company’s affiliates.

The closing level of a basket underlier is subject to adjustment as described under “— Anti-dilution adjustments for a basket index stock” and “— Anti-dilution adjustments for the basket fund”, as applicable, below.

Trading day: (i) with respect to a basket index stock, a day on which the principal securities market for such basket index stock is open for trading, and (ii) with respect to the basket fund, a day on which (a) the exchange on which such basket fund has its primary listing is open for trading and (b) the price of one share of such basket fund is quoted by the exchange on which such basket fund has its primary listing

Successor basket underlier: with respect to the basket fund, any substitute basket underlier approved by the calculation agent as a successor as provided under “— Discontinuance or modification of an underlier that is a basket fund” below

Basket fund investment advisor: with respect to the basket fund, at any time, the person or entity, including any successor investment advisor or trustee, as applicable, that serves as an investment advisor or trustee to such basket underlier as then in effect

Basket underlier stocks: with respect to the basket fund, at any time, the stocks that comprise such basket underlier as then in effect, after giving effect to any additions, deletions or substitutions

Basket index stock issuer: with respect to a basket index stock, the issuer of such basket underlier as then in effect

Market disruption event: (i) With respect to a basket underlier on any given trading day, any of the following will be a market disruption event:

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a suspension, absence or material limitation of trading in such basket underlier on its primary market for more than two consecutive hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion,
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a suspension, absence or material limitation of trading in option or futures contracts relating to such basket underlier in the primary market for those contracts for more than two consecutive hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion, or
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such basket underlier does not trade on what was the primary market for such basket underlier, as determined by the calculation agent in its sole discretion, and, in the case of any of these events, the calculation agent determines in its sole discretion that such event could materially interfere with the ability of the company or any of its affiliates or a similarly situated person to unwind all or a material portion of a hedge that could be effected with respect to this note.

The following events will not be market disruption events:

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a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market, and
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a decision to permanently discontinue trading in option or futures contracts relating to such basket underlier.

For this purpose, an “absence of trading” in the primary securities market on which shares of such basket underlier are traded, or on which option or futures contracts, if available, relating to such basket underlier are traded, will not include any time when that market is itself closed for trading under ordinary circumstances. In contrast, a suspension or limitation of trading in shares of such basket underlier or in option or futures contracts, if available, relating to such basket underlier in the primary market for such basket underlier or those contracts, by reason of:

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a price change exceeding limits set by that market,
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an imbalance of orders relating to the shares of such basket underlier or those contracts, or
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a disparity in bid and ask quotes relating to the shares of such basket underlier or those contracts,

will constitute a suspension or material limitation of trading in shares of such basket underlier or those contracts in that market.

(ii) A market disruption event with respect to one basket underlier will not, by itself, constitute a market disruption event for any unaffected basket underlier.

Consequences of a market disruption event or a non-trading day: If a market disruption event with respect to any basket underlier occurs or is continuing on a day that would otherwise be the determination date, or such day is not a trading day, then the determination date will be postponed as described under “— Determination date” above. As a result of any of the foregoing, the stated maturity date for your notes may also be postponed, as described under “ — Stated maturity date” above. If the determination date is postponed due to a market disruption event or non-trading day with respect to one or more of the basket underliers, the final basket level for the postponed determination date will be calculated based on (i) the closing level of each of the basket underliers that is not affected by the market disruption event or non-trading day, if any, on the originally scheduled determination date, (ii) the closing level of each of the basket underliers that is affected by the market disruption event or non-trading day on the first trading day following the originally scheduled determination date on which no market disruption event exists for that basket underlier, and (iii) the calculation agent’s assessment, in its sole discretion, of the closing level of each basket underlier on the last possible postponed determination date, with respect to each basket underlier as to which a market disruption event or non-trading day continues through the last possible postponed determination date. As a result, this could result in the closing level of differing basket underliers being determined on different calendar dates. For the avoidance of doubt, once the closing level for one or more basket underliers is determined for the determination date, the occurrence of a later market disruption event or non-trading day will not alter such calculation.

Discontinuance or modification of a basket underlier that is a basket fund: If, with respect to the basket fund, such basket fund is delisted from the exchange on which the basket fund has its primary listing and the basket fund investment advisor or anyone else publishes a substitute basket underlier that the calculation agent determines is comparable to the basket fund and approves as a successor basket underlier, or if the calculation agent designates a substitute basket underlier, then the calculation agent will determine the amount payable on the stated maturity date by reference to such successor basket underlier.

If the calculation agent determines that the basket fund is delisted or withdrawn from the exchange on which the basket fund has its primary listing and there is no successor basket underlier, the calculation agent will determine the amount payable on the stated maturity date by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the basket fund.

If the calculation agent determines that the basket fund, the basket underlier stocks comprising such basket fund or the method of calculating such basket fund is changed at any time in any respect — including any split or reverse split of the basket fund, a material change in the investment objective of the basket fund and any addition, deletion or substitution and any reweighting or rebalancing of the basket underlier stocks and whether the change is made by the basket fund investment advisor under its existing policies or following a modification of those policies, is due to the publication of a successor basket underlier, is due to events affecting one or more of the basket underlier stocks or their issuers or is due to any other reason — then the calculation agent will be permitted (but not required) to make such adjustments in the basket fund or the method of its calculation as it believes are appropriate to ensure that the level of the basket fund used to determine the amount payable on the stated maturity date is equitable.

All determinations and adjustments to be made by the calculation agent with respect to a basket underlier may be made by the calculation agent in its sole discretion. The calculation agent is not obligated to make any such adjustments.

Anti-dilution adjustments for a basket index stock: The calculation agent will adjust the reference amount of a basket index stock in respect of each event for which adjustment is required under any of the six subsections beginning with “Stock splits” below (and not in respect of any other event). (If more than one such event occurs, the calculation agent shall adjust the reference amount as so provided for each such event, sequentially, in the order in which such events occur, and on a cumulative basis.) Having adjusted the reference amount for any and all such events as so provided, the calculation agent shall determine a closing level for the reference amount as so adjusted on the determination date. (If the reference amount is adjusted pursuant to “Reorganization events” below so as to consist of distribution property, then the closing level on the determination date shall equal the sum of the respective closing levels or other values for all such distribution property on the determination date, as provided in “Reorganization events” below.) Having determined the closing level on the determination date, the calculation agent shall use such levels to calculate the cash settlement amount. The calculation agent shall make all adjustments no later than the determination date.

Notwithstanding any other provision in this note, if an event for which adjustment is required under any of the six subsections beginning with “Stock splits” below occurs, the calculation agent may make the adjustment and any related determinations and calculations in a manner that differs from that specified in this note as necessary to achieve an equitable result. Upon written request by the holder to the calculation agent, the calculation agent will provide the holder with such information about these adjustments as such agent determines is appropriate.

Stock splits. A stock split is an increase in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share will be worth less as a result of a stock split. If a basket index stock is subject to a stock split, then at the opening of business on the first day on which such basket index stock trades without the right to receive the stock split, the calculation agent will adjust the reference amount to equal the sum of the reference amount in effect immediately prior to such adjustment plus the product of (i) the number of new shares issued in the stock split with respect to one share of such basket index stock times (ii) the reference amount in effect immediately prior to such adjustment. The reference amount will not be adjusted, however, unless such first day occurs after the trade date and on or before the determination date.

Reverse stock splits. A reverse stock split is a decrease in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share will be worth more as a result of a reverse stock split. If a basket index stock is subject to a reverse stock split, then once the reverse stock split becomes effective, the calculation agent will adjust the reference amount to equal the product of the reference amount in effect immediately prior to such adjustment and the quotient of (i) the number of shares of such basket index stock outstanding immediately after the reverse stock split becomes effective divided by (ii) the number of shares of such basket index stock outstanding immediately before the reverse stock split becomes effective. The reference amount will not be adjusted, however, unless the reverse stock split becomes effective after the trade date and on or before the determination date.

Stock dividends. In a stock dividend, a corporation issues additional shares of its stock to all holders of its outstanding shares of its stock in proportion to the shares they own. Each outstanding share will be worth less as a result of a stock dividend. If a basket index stock is subject to a stock dividend that is given ratably to all holders of such basket index stock, then at the opening of business on the ex-dividend date, the calculation agent will adjust the reference amount to equal the reference amount in effect immediately prior to such adjustment plus the product of (i) the number of shares issued in the stock dividend with respect to one share of such basket index stock times (ii) the reference amount in effect immediately prior to such adjustment. The reference amount will not be adjusted, however, unless such ex-dividend date occurs after the trade date and on or before the determination date.

Other dividends and distributions. There will be no adjustments to the reference amount to reflect dividends or other distributions paid with respect to a basket index stock other than:

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stock dividends as provided in “Stock dividends” above,
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issuances of transferable rights or warrants as provided in “Transferable rights and warrants” below,
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dividends or other distributions constituting spin-off events as provided in “Reorganization events” below, or
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extraordinary dividends described below.

A dividend or other distribution with respect to a basket index stock will be deemed to be an “extraordinary dividend” if its per share value of such dividend or other distribution exceeds the per share value of the immediately preceding dividend or distribution with respect to such basket index stock, if any, that is not an extraordinary dividend by an amount equal to at least 10% of the closing level of such basket index stock on the trading day immediately preceding the ex-dividend date for such extraordinary dividend.

If an extraordinary dividend occurs with respect to a basket index stock, the calculation agent will adjust the reference amount to equal the product of (a) the reference amount in effect immediately prior to such adjustment and (b) a fraction, the numerator of which is the closing level of such basket index stock on the trading day immediately preceding the ex-dividend date and the denominator of which is the amount by which such closing level exceeds the extraordinary dividend amount.

The “extraordinary dividend amount” with respect to an extraordinary dividend for a basket index stock will equal:

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in the case of an extraordinary dividend that is paid in lieu of a regular quarterly dividend, the amount per share of such extraordinary dividend minus the amount per share of the immediately preceding dividend or distribution with respect to such basket index stock, if any, that is not an extraordinary dividend or
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in the case of an extraordinary dividend that is not paid in lieu of a regular quarterly dividend, the amount per share of such extraordinary dividend.

To the extent an extraordinary dividend is not paid in cash, the value of the non-cash component will be determined by the calculation agent. A distribution on a basket index stock that constitutes a stock dividend, an issuance of transferable rights or warrants or a spin-off event and also constitutes an extraordinary dividend will result only in an adjustment to the reference amount pursuant to “Stock dividends” above, “Transferable rights and warrants” below or “Reorganization events” below, as applicable. The reference amount will not be adjusted pursuant to this subsection unless the ex-dividend date for the extraordinary dividend occurs after the trade date and on or before the determination date.

Transferable rights and warrants. With respect to a basket index stock, if the basket index stock issuer issues transferable rights or warrants to all holders of the basket index stock to subscribe for or purchase the basket index stock at an exercise price per share less than the closing level of the basket index stock on the trading day immediately before the ex-dividend date for such issuance, then the calculation agent will adjust the reference amount by multiplying the reference amount in effect immediately prior to such adjustment by a fraction:

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the numerator of which is the number of shares of basket index stock outstanding at the close of business on the day before such ex-dividend date plus the number of additional shares of basket index stock offered for subscription or purchase under such transferable rights or warrants, and
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the denominator of which is the number of shares of basket index stock outstanding at the close of business on the day before such ex-dividend date plus the number of additional shares of basket index stock that the aggregate offering price of the total number of shares of basket index stock so offered for subscription or purchase would purchase at the closing level of the basket index stock on the trading day immediately before such ex-dividend date, with such number of additional shares being determined by multiplying the total number of shares so offered by the exercise price of such transferable rights or warrants and dividing the resulting product by the closing level of the basket index stock on the trading day immediately before such ex-dividend date.

The reference amount will not be adjusted, however, unless such ex-dividend date occurs after the trade date and on or before the determination date.

Reorganization events. With respect to a basket index stock, if:

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any reclassification or other change of the basket index stock occurs,
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the basket index stock issuer has been subject to a merger, consolidation, amalgamation, binding share exchange or other business combination and is not the surviving entity or it does survive but all the shares of basket index stock are reclassified or changed,
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the basket index stock has been subject to a takeover, tender offer, exchange offer, solicitation proposal or other event by another person to purchase or otherwise obtain all of the outstanding shares of the basket index stock, such that all of the outstanding shares of the basket index stock (other than shares of the basket index stock owned or controlled by such other person) are transferred, or irrevocably committed to be transferred, to another person,
•
the basket index stock issuer or any subsidiary of the basket index stock issuer has been subject to a merger, consolidation, amalgamation or binding share exchange in which the basket index stock issuer is the surviving entity and all the outstanding shares of the basket index stock (other than shares of the basket index stock owned or controlled by such other person) immediately prior to such event collectively represent less than 50% of the outstanding shares of the basket index stock immediately following such event,
•
the basket index stock issuer sells or otherwise transfers its property and assets as an entirety or substantially as an entirety to another entity
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the basket index stock issuer issues to all holders of basket index stock equity securities of an issuer other than the basket index stock issuer (other than in a transaction described in any of the bullet points above) (a “spin-off event”),
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the basket index stock issuer is liquidated, dissolved or wound up or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law, or
•
any other corporate or similar events that affect or could potentially affect market prices of, or shareholders’ rights in, the basket index stock or distribution property, which will be substantiated by an official characterization by either the Options Clearing Corporation with respect to options contracts on the basket index stock or by the primary securities exchange on which the basket index stock or listed options on the basket index stock are traded, and will ultimately be determined by the calculation agent in its sole discretion (any such event in this bullet point or any of the bullet points above in this subsection, a “reorganization event”), then the calculation agent will adjust the reference amount so that the reference amount consists of the respective amounts of each type of distribution property deemed, for the purposes of this note, to be distributed in such reorganization event in respect of the reference amount as in effect immediately prior to such adjustment, taken together.

Notwithstanding the foregoing, however, the calculation agent will not make any adjustment for a reorganization event unless the event becomes effective — or, if the event is a spin-off event, unless the ex-dividend date for the spin-off event occurs — after the trade date and on or before the determination date.

The calculation agent will determine the value of each component type of distribution property, using the closing level on the relevant day for any such type consisting of securities and such other method as it determines to be appropriate, in its sole discretion, for any other type. If a holder of a basket index stock may elect to receive different types or combinations of types of distribution property in the reorganization event, the distribution property will be deemed to include the types and amounts thereof distributed to a holder that makes no election, as determined by the calculation agent in its sole discretion. If a reorganization event occurs and as a result the reference amount is adjusted to consist of distribution property, the calculation agent will make further adjustments for subsequent events that affect such distribution property or any component type thereof, to the same extent that it would make adjustments if a basket index stock were outstanding and were affected by the same kinds of events. The closing level on the determination date will be the total value, as determined by the calculation agent at the close of trading hours of a basket index stock on the determination date of all components of the reference amount, with each component having been adjusted on a sequential and cumulative basis for all relevant events affecting it.

The calculation agent may, in its sole discretion, modify the adjustments described in “Reorganization events” as necessary to ensure an equitable result.

If at any time the reference amount consists of distribution property, as determined by the calculation agent, then all references in this note to a “basket index stock” shall thereupon, for that particular basket index stock, be deemed to mean such distribution property and all references in this note to a “share of basket index stock” shall thereupon, for that particular basket index stock, be deemed to mean a comparable unit of each type of property comprising such distribution property, as determined by the calculation agent.

Minimum adjustments. Notwithstanding the foregoing, no adjustment will be required in respect of any event specified in “Stock splits”, “Reverse stock splits”, “Stock dividends”, “Other dividends and distributions” and “Transferable rights and warrants” above unless such adjustment would result in a change of at least 0.1% in the closing level of such basket index stock. The closing level of a basket index stock resulting from any adjustment shall be rounded up or down, as appropriate, to the nearest ten-thousandth, with five hundred-thousandths being rounded upward — e.g., 0.12344 will be rounded down to 0.1234 and 0.12345 will be rounded up to 0.1235.

Distribution property: cash, securities and/or other property distributed in any reorganization event in respect of the relevant reference amount and, in the case of a spin-off event, includes such reference amount

Ex-dividend date: for any dividend or other distribution with respect to a basket index stock, the first day on which the basket index stock trades without the right to receive such dividend or other distribution

Reference amount: with respect to a basket index stock, initially, one share of such basket index stock which shall be adjusted, as to the amount(s) and/or type(s) of property comprising the same, by the calculation agent as provided under “Anti-dilution adjustments for a basket index stock” above

Anti-dilution adjustments for the basket fund: the calculation agent will have discretion to adjust the closing level of the basket fund if certain events occur (including those described above under “— Discontinuance or modification of a basket underlier that is a basket fund”). In the event that any event other than a delisting or withdrawal from the relevant exchange occurs, the calculation agent shall determine whether and to what extent an adjustment should be made to the level of such basket underlier or any other term. The calculation agent shall have no obligation to make an adjustment for any such event.

Calculation agent: Goldman Sachs & Co. LLC (“GS&Co.”)

Tax characterization: The holder, on behalf of itself and any other person having a beneficial interest in this note, hereby agrees with the company (in the absence of a change in law, an administrative determination or a judicial ruling to the contrary) to characterize this note for all U.S. federal income tax purposes as a pre-paid derivative contract in respect of the basket underliers.

Overdue principal rate: the effective Federal Funds rate

Hypothetical Examples

Payment Examples

The following examples are provided for purposes of illustration only. They should not be taken as an indication or prediction of future investment results and are intended merely to illustrate the impact that the various hypothetical basket levels on the determination date could have on the cash settlement amount at maturity assuming all other variables remain constant.

The examples below are based on a range of final basket levels and closing levels of the basket underliers that are entirely hypothetical; no one can predict what the level of the basket will be on any day throughout the life of your notes, and no one can predict what the final basket level will be on the determination date. The basket underliers have been highly volatile in the past — meaning that the levels of the basket underliers have changed considerably in relatively short periods — and their performances cannot be predicted for any future period.

The information in the following examples reflects hypothetical rates of return on the offered notes assuming that they are purchased on the original issue date at the face amount and held to the stated maturity date. If you sell your notes in a secondary market prior to the stated maturity date, your return will depend upon the market value of your notes at the time of sale, which may be affected by a number of factors that are not reflected in the examples below such as interest rates, the volatility of the basket underliers, the creditworthiness of GS Finance Corp., as issuer, and the creditworthiness of The Goldman Sachs Group, Inc., as guarantor. In addition, the estimated value of your notes at the time the terms of your notes are set on the trade date (as determined by reference to pricing models used by GS&Co.) is less than the original issue price of your notes. For more information on the estimated value of your notes, see “Additional Risk Factors Specific to Your Notes — The Estimated Value of Your Notes At the Time the Terms of Your Notes Are Set On the Trade Date (as Determined By Reference to Pricing Models Used By GS&Co.) Is Less Than the Original Issue Price Of Your Notes” on page PS-21 of this pricing supplement. The information in the examples also reflects the key terms and assumptions in the box below.

Key Terms and Assumptions
Face amount	$1,000
Initial basket level	100
Upside participation rate	100%
Cap level	162.5% of the initial basket level
Maximum settlement amount	$1,625
Buffer level	80% of the initial basket level
Buffer rate	100%
Buffer amount	20%

Neither a market disruption event nor a non-trading day occurs with respect to any basket underlier on the originally scheduled determination date

   No change in or affecting any basket underlier, any basket underlier stock, any policy of the applicable basket fund investment advisor or any method by which the applicable underlying index sponsor calculates its underlying index

Notes purchased on original issue date at the face amount and held to the stated maturity date

Moreover, we have not yet set the initial basket underlier level for each basket underlier that will serve as the baseline for determining the basket return and the amount that we will pay on your notes at maturity. We will not do so until the trade date. As a result, the actual initial basket underlier levels of the basket underliers may differ substantially from their levels prior to the trade date.

For these reasons, the actual performance of the basket over the life of your notes, as well as the amount payable at maturity, may bear little relation to the hypothetical examples shown below or to the historical levels of each basket underlier shown elsewhere in this pricing supplement. For information about the historical levels of each basket underlier during recent periods, see “The Basket and the Basket Underliers — Historical Closing Levels of the Basket Underliers” below. Before investing in the offered notes, you should consult publicly available information to determine the levels of the basket underliers between the date of this pricing supplement and the date of your purchase of the offered notes.

Also, the hypothetical examples shown below do not take into account the effects of applicable taxes. Because of the U.S. tax treatment applicable to your notes, tax liabilities could affect the after-tax rate of return on your notes to a comparatively greater extent than the after-tax return on the basket underliers.

Any rate of return you may earn on an investment in the notes may be lower than that which you could earn on a comparable investment in the basket underliers. Among other things, the return on the notes will not reflect any dividends that may be paid on the basket underliers.

The levels in the left column of the table below represent hypothetical final basket levels and are expressed as percentages of the initial basket level. The amounts in the right column represent the hypothetical cash settlement amounts, based on the corresponding hypothetical final basket level, and are expressed as percentages of the face amount of a note (rounded to the nearest one-thousandth of a percent). Thus, a hypothetical cash settlement amount of 100.000% means that the value of the cash settlement amount that we would deliver for each $1,000 of the outstanding face amount of the offered notes on the stated maturity date would equal 100.000% of the face amount of a note, based on the corresponding hypothetical final basket level and the assumptions noted above.

Hypothetical Final Basket Level (as Percentage of Initial Basket Level)	Hypothetical Cash Settlement Amount (as Percentage of Face Amount)
200.000%	162.500%
190.000%	162.500%
162.500%	162.500%
150.000%	150.000%
125.000%	125.000%
100.000%	100.000%
95.000%	100.000%
90.000%	100.000%
80.000%	100.000%
75.000%	95.000%
50.000%	70.000%
25.000%	45.000%
0.000%	20.000%

If, for example, the final basket level were determined to be 25.000% of the initial basket level, the cash settlement amount that we would deliver on your notes at maturity would be 45.000% of the face amount of your notes, as shown in the table above. As a result, if you purchased your notes on the original issue date at the face amount and held them to the stated maturity date, you would lose 55.000% of your investment (if you purchased your notes at a premium to face amount you would lose a correspondingly higher percentage of your investment). In addition, if the final basket level were determined to be 200.000% of the initial basket level, the cash settlement amount that we would deliver on your notes at maturity would be capped at the maximum settlement amount, or 162.500% of each $1,000 face amount of your notes, as shown in the table above. As a result, if you held your notes to the stated maturity date, you would not benefit from any increase in the final basket level over 162.500% of the initial basket level.

The following chart also shows a graphical illustration of the hypothetical cash settlement amounts (expressed as a percentage of the face amount of your notes) that we would pay on your notes on the stated maturity date, if the final basket level were any of the hypothetical levels shown on the horizontal axis. The chart shows that any hypothetical final basket level of less than 80.000% (the section left of the 80.000% marker on the horizontal axis) would result in a hypothetical cash settlement amount of less than 100.000% of the face amount of your notes (the section below the 100.000% marker on the vertical axis) and, accordingly, in a loss of principal to the holder of the notes. The chart also shows that any hypothetical final basket level of greater than or equal to 162.500%

(the section right of the 162.500% marker on the horizontal axis) would result in a capped return on your investment.

The following examples illustrate the hypothetical cash settlement amount at maturity for each note based on hypothetical final basket underlier levels of the basket underliers, calculated based on the key terms and assumptions above. The percentages in Column A represent hypothetical final basket underlier levels for each basket underlier, in each case expressed as a percentage of its initial basket underlier level. The amounts in Column B represent the applicable initial weighted value for each basket underlier, and the amounts in Column C represent the products of the percentages in Column A times the corresponding amounts in Column B. The final basket level for each example is shown beneath each example, and will equal the sum of the products shown in Column C. The basket return for each example is shown beneath the final basket level for such example, and will equal the quotient of (i) the final basket level for such example minus the initial basket level divided by (ii) the initial basket level, expressed as a percentage. The values below have been rounded for ease of analysis.

Example 1: The final basket level is greater than the cap level. The cash settlement amount equals the maximum settlement amount.

	Column A	Column B	Column C
Basket Underlier	Hypothetical Final Basket Underlier Level (as Percentage of Initial Basket Underlier Level)	Initial Weighted Value	Column A x Column B
the common stock of Broadcom Inc.	180.00%	100/6 (approximately 16.667)	30.00
the common stock of EOG Resources, Inc.	180.00%	100/6 (approximately 16.667)	30.00
the common stock of General Dynamics Corporation	180.00%	100/6 (approximately 16.667)	30.00
the common stock of Lockheed Martin Corporation	180.00%	100/6 (approximately 16.667)	30.00
the Class A common stock of Palantir Technologies Inc.	180.00%	100/6 (approximately 16.667)	30.00
VanEck Gold Miners ETF	180.00%	100/6 (approximately 16.667)	30.00
		Final Basket Level:	180.000
		Basket Return:	80.000%

In this example, all of the hypothetical final basket underlier levels for the basket underliers are greater than the applicable initial basket underlier levels, which results in the hypothetical final basket level being greater than the initial basket level of 100. Since the hypothetical final basket level was determined to be 180.000, the hypothetical cash settlement amount that we would deliver on your notes at maturity would be capped at the maximum settlement amount of $1,625 for each $1,000 face amount of your notes (i.e., 162.5% of each $1,000 face amount of your notes).

Example 2: The final basket level is greater than the initial basket level but less than the cap level.

	Column A	Column B	Column C
Basket Underlier	Hypothetical Final Basket Underlier Level (as Percentage of Initial Basket Underlier Level)	Initial Weighted Value	Column A x Column B
the common stock of Broadcom Inc.	102.00%	100/6 (approximately 16.667)	17.00
the common stock of EOG Resources, Inc.	102.00%	100/6 (approximately 16.667)	17.00
the common stock of General Dynamics Corporation	102.00%	100/6 (approximately 16.667)	17.00
the common stock of Lockheed Martin Corporation	102.00%	100/6 (approximately 16.667)	17.00
the Class A common stock of Palantir Technologies Inc.	102.00%	100/6 (approximately 16.667)	17.00
VanEck Gold Miners ETF	102.00%	100/6 (approximately 16.667)	17.00
		Final Basket Level:	102.00
		Basket Return:	2.00%

In this example, all of the hypothetical final basket underlier levels for the basket underliers are greater than the applicable initial basket underlier levels, which results in the hypothetical final basket level being greater than the initial basket level of 100. Since the hypothetical final basket level was determined to be 102.000, the hypothetical cash settlement amount for each $1,000 face amount of your notes will equal:

Cash settlement amount = $1,000 + ($1,000 × 100% × 2.00%) = $1,020

Example 3: The final basket level is less than the initial basket level, but greater than the buffer level. The cash settlement amount equals the $1,000 face amount.

	Column A	Column B	Column C
Basket Underlier	Hypothetical Final Basket Underlier Level (as Percentage of Initial Basket Underlier Level)	Initial Weighted Value	Column A x Column B
the common stock of Broadcom Inc.	96.00%	100/6 (approximately 16.667)	16.00
the common stock of EOG Resources, Inc.	96.00%	100/6 (approximately 16.667)	16.00
the common stock of General Dynamics Corporation	96.00%	100/6 (approximately 16.667)	16.00
the common stock of Lockheed Martin Corporation	96.00%	100/6 (approximately 16.667)	16.00
the Class A common stock of Palantir Technologies Inc.	96.00%	100/6 (approximately 16.667)	16.00
VanEck Gold Miners ETF	96.00%	100/6 (approximately 16.667)	16.00
		Final Basket Level:	96.00
		Basket Return:	-4.00%

In this example, all of the hypothetical final basket underlier levels for the basket underliers are less than the applicable initial basket underlier levels, which results in the hypothetical final basket level being less than the initial basket level of 100. Since the hypothetical final basket level of 96.00 is greater than the buffer level of 80% of the initial basket level but less than the initial basket level of 100, the hypothetical cash settlement amount for each $1,000 face amount of your notes will equal the face amount of the note, or $1,000.

Example 4: The final basket level is less than the buffer level. The cash settlement amount is less than the $1,000 face amount.

	Column A	Column B	Column C
Basket Underlier	Hypothetical Final Basket Underlier Level (as Percentage of Initial Basket Underlier Level)	Initial Weighted Value	Column A x Column B
the common stock of Broadcom Inc.	100.00%	100/6 (approximately 16.667)	16.67
the common stock of EOG Resources, Inc.	15.00%	100/6 (approximately 16.667)	2.50
the common stock of General Dynamics Corporation	100.00%	100/6 (approximately 16.667)	16.67
the common stock of Lockheed Martin Corporation	15.00%	100/6 (approximately 16.667)	2.50
the Class A common stock of Palantir Technologies Inc.	115.00%	100/6 (approximately 16.667)	19.17
VanEck Gold Miners ETF	105.00%	100/6 (approximately 16.667)	17.50
		Final Basket Level:	75.00
		Basket Return:	-25.00%

In this example, the hypothetical final basket underlier levels of the common stock of EOG Resources, Inc. and the common stock of Lockheed Martin Corporation are less than their respective initial basket underlier levels, while the hypothetical final basket underlier levels of the common stock of Broadcom Inc. and the common stock of General Dynamics Corporation are equal to their respective initial basket underlier levels and the hypothetical final basket underlier levels of the Class A common stock of Palantir Technologies Inc. and the VanEck Gold Miners ETF are greater than their respective initial basket underlier levels.

In this example, the large declines in the common stock of EOG Resources, Inc. and the common stock of Lockheed Martin Corporation result in the hypothetical final basket level being less than the buffer level of 80% of the initial basket level even though the common stock of Broadcom Inc. and the common stock of General Dynamics Corporation remained flat and the Class A common stock of Palantir Technologies Inc. and the VanEck Gold Miners ETF increased.

Since the hypothetical final basket level of 75.00 is less than the buffer level of 80.00% of the initial basket level, the hypothetical cash settlement amount for each $1,000 face amount of your notes will equal:

Cash settlement amount = $1,000 + ($1,000 × 100% × (-25% + 20%)) = $950

Example 5: The final basket level is less than the buffer level. The cash settlement amount is less than the $1,000 face amount.

	Column A	Column B	Column C
Basket Underlier	Hypothetical Final Basket Underlier Level (as Percentage of Initial Basket Underlier Level)	Initial Weighted Value	Column A x Column B
the common stock of Broadcom Inc.	30.00%	100/6 (approximately 16.667)	5.00
the common stock of EOG Resources, Inc.	55.00%	100/6 (approximately 16.667)	9.17
the common stock of General Dynamics Corporation	30.00%	100/6 (approximately 16.667)	5.00
the common stock of Lockheed Martin Corporation	25.00%	100/6 (approximately 16.667)	4.17
the Class A common stock of Palantir Technologies Inc.	30.00%	100/6 (approximately 16.667)	5.00
VanEck Gold Miners ETF	40.00%	100/6 (approximately 16.667)	6.67
		Final Basket Level:	35.00
		Basket Return:	-65.00%

In this example, the hypothetical final basket underlier levels for all of the basket underliers are less than the applicable initial basket underlier levels, which results in the hypothetical final basket level being less than the initial basket level of 100. Since the hypothetical final basket level of 35.00 is less than the buffer level of 80% of the initial basket level, the hypothetical cash settlement amount for each $1,000 face amount of your notes will equal:

Cash settlement amount = $1,000 + ($1,000 × 100% × (-65% + 20%)) = $550

The cash settlement amounts shown above are entirely hypothetical; they are based on market prices for the basket underliers that may not be achieved on the determination date and on assumptions that may prove to be erroneous. The actual market value of your notes on the stated maturity date or at any other time, including any time you may wish to sell your notes, may bear little relation to the hypothetical cash settlement amounts shown above, and these amounts should not be viewed as an indication of the financial return on an investment in the offered notes. The hypothetical cash settlement amounts on notes held to the stated maturity date in the examples above assume you purchased your notes at their face amount and have not been adjusted to reflect the actual issue price you pay for your notes. The return on your investment (whether positive or negative) in your notes will be affected by the amount you pay for your notes. If you purchase your notes for a price other than the face amount, the return on your investment will differ from, and may be significantly lower than, the hypothetical returns suggested by the above examples. Please read “Additional Risk Factors Specific to Your Notes — The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors” on page PS-22.

Payments on the notes are economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on the notes are economically equivalent to a combination of an interest-bearing bond bought by the holder and one or more options entered into between the holder and us (with one or more implicit option premiums paid over time). The discussion in this paragraph does not modify or affect the terms of the notes or the U.S. federal income tax treatment of the notes, as described elsewhere in this pricing supplement.

We cannot predict the actual final basket level or what the market value of your notes will be on any particular trading day, nor can we predict the relationship between the basket level and the market value of your notes at any time prior to the stated maturity date. The actual amount that you will receive, if any, at maturity and the rate of return on the offered notes will depend on the actual initial basket underlier level for each basket underlier, which we will set on the trade date, and on the actual final basket level determined by the calculation agent as described above. Moreover, the assumptions on which the hypothetical returns are based may turn out to be inaccurate. Consequently, the amount of cash to be paid in respect of your notes, if any, on the stated maturity date may be very different from the information reflected in the examples above.

Anti-dilution Adjustment Examples for a Basket Index Stock

The calculation agent will adjust the closing level of a basket index stock on the determination date only if an event described under one of the six subsections beginning with “Stock splits” under “Terms and Conditions — Anti-dilution adjustments for a basket index stock” occurs and only if the relevant event occurs during the period described under the applicable subsection. The adjustments described under “Terms and Conditions — Anti-dilution adjustments for a basket index stock” do not cover all events that could affect the closing level of a basket index stock on the determination date, such as an issuer tender or exchange offer for such basket index stock at a premium to its market price or a tender or exchange offer made by a third party for less than all outstanding shares of such basket index stock. We describe the risks relating to dilution under “Additional Risk Factors Specific to the Notes — With Respect to Notes Linked to Index Stocks or Exchange-Traded Funds, You Have Limited Anti-Dilution Protection” on page S-9 of the accompanying general terms supplement no. 8,999.

How Adjustments Will Be Made

In this pricing supplement, we refer to anti-dilution adjustment of the closing level of a basket index stock on the determination date. With respect to a basket index stock, if an event requiring anti-dilution adjustment occurs, the calculation agent will make the adjustment by taking the following steps:

Step One. The calculation agent will adjust the reference amount. This term refers to the amount of the basket index stock or other property that must be used to determine the closing level of the basket index stock on the determination date. For example, if no adjustment described under “Terms and Conditions — Anti-dilution adjustments for a basket index stock” is required at a time, the reference amount for that time will be one share of the basket index stock. In that case, the closing level of the basket index stock on the determination date will be the closing level of one share of the basket index stock on the determination date. We describe how the closing level will be determined under “Terms and Conditions — Closing level” above.

If an adjustment described under “Terms and Conditions — Anti-dilution adjustments for a basket index stock” is required because one of the dilution events described in the first five subsections beginning with “Stock splits” under “Terms and Conditions — Anti-dilution adjustments for a basket index stock” — these involve stock splits, reverse stock splits, stock dividends, other dividends and distributions and issuances of transferable rights and warrants — occurs, then the adjusted reference amount at that time might instead be, for example, two shares of the basket index stock or a half share of the basket index stock, depending on the event. In that example, the closing level of the basket index stock on the determination date would be the level (determined as specified under “Terms and Conditions — Closing level” above) at the close of trading on the determination date of two shares of the basket index stock or a half share of the basket index stock, as applicable.

If an adjustment described under “Terms and Conditions — Anti-dilution adjustments for a basket index stock” is required at a time because one of the reorganization events described under “Terms and Conditions — Reorganization events” — these involve events in which cash, securities or other property is distributed in respect of the basket index stock — occurs, then the reference amount at that time will be adjusted to be as follows, assuming there has been no prior or subsequent anti-dilution adjustment: the amount of each type of the property distributed in the reorganization event in respect of one share of the basket index stock, plus one share of the basket index stock if the basket index stock remains outstanding. In that event, the closing level of the basket index stock on the determination date would be the value of the adjusted reference amount at the close of trading on the determination date.

The manner in which the calculation agent adjusts the reference amount in step one will depend on the type of dilution event requiring adjustment. These events and the nature of the required adjustments are described in the six subsections beginning with “Stock splits” under “Terms and Conditions — Anti-dilution adjustments for a basket index stock”.

Step Two. Having adjusted the reference amount in step one, the calculation agent will determine the closing level of the basket index stock on the determination date in the following manner.

If the adjusted reference amount at the applicable time consists entirely of shares of the basket index stock, the basket underlier level will be the closing level (determined as described under “Terms and Conditions — Closing level” above) of the adjusted reference amount on the applicable date.

On the other hand, if the adjusted reference amount at the applicable time includes any property other than shares of the basket index stock, the closing level of the basket index stock on the determination date will be the value of the adjusted reference amount as determined by the calculation agent in the manner described under “— Adjustments for Reorganization Events” below at the applicable time.

Step Three. Having determined the closing level of the basket index stock on the determination date in step two, the calculation agent will use such level to calculate the cash settlement amount.

If more than one event requiring adjustment as described under “Terms and Conditions — Anti-dilution adjustments for a basket index stock” occurs, the calculation agent will first adjust the reference amount as described in step one above for each event, sequentially, in the order in which the events occur, and on a cumulative basis. Thus, having adjusted the reference amount for the first event, the calculation agent will repeat step one for the second event, applying the required adjustment to the reference amount as already adjusted for the first event, and so on for each event. Having adjusted the reference amount for all events, the calculation agent will then take the remaining applicable steps in the process described above, determining the closing level of the basket index stock on the determination date using the reference amount as sequentially and cumulatively adjusted for all the relevant events. The calculation agent will make all required determinations and adjustments no later than the determination date.

The calculation agent will adjust the reference amount for each reorganization event described under “Terms and Conditions — Reorganization events” above. For any other dilution event described above, however, the calculation agent will not be required to adjust the reference amount unless the adjustment would result in a change of at least 0.1% in the basket underlier level that would apply without the adjustment. The closing level of the basket index stock on the determination date resulting from any adjustment will be rounded up or down, as appropriate, to the nearest ten-thousandth, with five hundred-thousandths being rounded upward — e.g., 0.12344 will be rounded down to 0.1234 and 0.12345 will be rounded up to 0.1235.

If an event requiring anti-dilution adjustment occurs, the calculation agent will make the adjustment with a view to offsetting, to the extent practical, any change in the economic position of the holder, GS Finance Corp., as issuer, and The Goldman Sachs Group, Inc., as guarantor, relative to your notes, that results solely from that event. The calculation agent may, in its sole discretion, modify the anti-dilution adjustments as necessary to ensure an equitable result.

The calculation agent will make all determinations with respect to anti-dilution adjustments, including any determination as to whether an event requiring adjustment has occurred, as to the nature of the adjustment required and how it will be made or as to the value of any property distributed in a reorganization event, and will do so in its sole discretion. In the absence of manifest error, those determinations will be conclusive for all purposes and will be binding on you and us, without any liability on the part of the calculation agent. The calculation agent will provide information about the adjustments it makes upon written request by the holder.

In this pricing supplement, when we say that the calculation agent will adjust the reference amount for one or more dilution events, we mean that the calculation agent will take all the applicable steps described above with respect to those events.

The six subsections beginning with “Stock splits” under “Terms and Conditions — Anti-dilution adjustments for a basket index stock” describe the dilution events for which the reference amount is to be adjusted. Each subsection describes the manner in which the calculation agent will adjust the reference amount — the first step in the adjustment process described above — for the relevant event.

Adjustments for Reorganization Events

If a reorganization event occurs, then the calculation agent will adjust the reference amount so that it consists of the amount of each type of distribution property described under “Terms and Conditions — Anti-dilution adjustments for a basket index stock — Reorganization events” above distributed in respect of one share of the applicable basket index stock — or in respect of whatever the prior reference amount may be — in the reorganization event, taken together. For purposes of the three-step adjustment process described under “— How Adjustments Will Be Made” above, the distribution property so distributed will be the adjusted reference amount described in step one, the value of that property at the close of trading hours for a basket index stock on the applicable date will be the basket underlier level described in step two, and the calculation agent will determine the cash settlement amount as described in step three. As described under “— How Adjustments Will Be Made” above, the calculation agent may, in its sole discretion, modify the adjustments described in this paragraph as necessary to ensure an equitable result.

The calculation agent will determine the value of each type of distribution property in its sole discretion. For any distribution property consisting of a security, the calculation agent will use the closing level (calculated according to the same methodology as specified in this pricing supplement, without any anti-dilution adjustments) of one share of such security on the applicable date. The calculation agent may value other types of property in any manner it determines, in its sole discretion, to be appropriate. If a holder of a basket index stock may elect to receive different types or combinations of types of distribution property in the reorganization event, the distribution property will consist of the types and amounts of each type distributed to a holder that makes no election, as determined by the calculation agent in its sole discretion. As described under “— How Adjustments Will Be Made” above, the calculation agent may, in its sole discretion, modify the adjustments described in this paragraph as necessary to ensure an equitable result.

If a reorganization event occurs and the calculation agent adjusts the reference amount to consist of the distribution property distributed in the reorganization event, as described above, the calculation agent will make any further anti-dilution adjustments for later events that affect the distribution property, or any component of the distribution property, comprising the new reference amount. The calculation agent will do so to the same extent that it would make adjustments if a basket index stock were outstanding and were affected by the same kinds of events. If a subsequent reorganization event affects only a particular component of the reference amount, the required adjustment will be made with respect to that component, as if it alone were the reference amount.

For example, if a basket index stock issuer merges into another company and each share of such basket index stock is converted into the right to receive two common shares of the surviving company and a specified amount of cash, the reference amount will be adjusted to consist of two common shares of the surviving company and the specified amount of cash for each share of basket index stock (adjusted proportionately for any partial share) comprising the reference amount before the adjustment. The calculation agent will adjust the common share component of the adjusted reference amount to reflect any later stock split or other event, including any later reorganization event, that affects the common shares of the surviving company, to the extent described in this subsection entitled “— Anti-dilution Adjustment Examples for a Basket Stock” as if the common shares of the surviving company were such basket index stock. In that event, the cash component will not be adjusted but will continue to be a component of the reference amount. Consequently, each component included in the reference amount will be adjusted on a sequential and cumulative basis for all relevant events requiring adjustment up to the relevant date.

The calculation agent will not make any adjustment for a reorganization event, however, unless the event becomes effective (or, if the event is a spin-off, unless the ex-dividend date for the spin-off occurs) after the trade date and on or before the determination date.

ADDITIONAL RISK FACTORS SPECIFIC TO YOUR NOTES

An investment in your notes is subject to the risks described below, as well as the risks and considerations described in the accompanying prospectus and in the accompanying prospectus supplement. You should carefully review these risks and considerations as well as the terms of the notes described herein and in the accompanying prospectus and the accompanying prospectus supplement. Your notes are a riskier investment than ordinary debt securities. Also, your notes are not equivalent to investing directly in a basket index stock, the basket fund or the basket underlier stocks (i.e., with respect to the basket fund to which your notes are linked, the stocks comprising such basket underlier). You should carefully consider whether the notes are appropriate given your particular circumstances.

Risks Related to Structure, Valuation and Secondary Market Sales

The Estimated Value of Your Notes At the Time the Terms of Your Notes Are Set On the Trade Date (as Determined By Reference to Pricing Models Used By GS&Co.) Is Less Than the Original Issue Price Of Your Notes

The original issue price for your notes exceeds the estimated value of your notes as of the time the terms of your notes are set on the trade date, as determined by reference to GS&Co.’s pricing models and taking into account our credit spreads. Such estimated value on the trade date is set forth above under “Estimated Value of Your Notes”; after the trade date, the estimated value as determined by reference to these models will be affected by changes in market conditions, the creditworthiness of GS Finance Corp., as issuer, the creditworthiness of The Goldman Sachs Group, Inc., as guarantor, and other relevant factors. The price at which GS&Co. would initially buy or sell your notes (if GS&Co. makes a market, which it is not obligated to do), and the value that GS&Co. will initially use for account statements and otherwise, also exceeds the estimated value of your notes as determined by reference to these models. As agreed by GS&Co. and the distribution participants, this excess (i.e., the additional amount described under “Estimated Value of Your Notes”) will decline to zero on a straight line basis over the period from the date hereof through the applicable date set forth above under “Estimated Value of Your Notes”. Thereafter, if GS&Co. buys or sells your notes it will do so at prices that reflect the estimated value determined by reference to such pricing models at that time. The price at which GS&Co. will buy or sell your notes at any time also will reflect its then current bid and ask spread for similar sized trades of structured notes.

In estimating the value of your notes as of the time the terms of your notes are set on the trade date, as disclosed above under “Estimated Value of Your Notes”, GS&Co.’s pricing models consider certain variables, including principally our credit spreads, interest rates (forecasted, current and historical rates), volatility, price-sensitivity analysis and the time to maturity of the notes. These pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, the actual value you would receive if you sold your notes in the secondary market, if any, to others may differ, perhaps materially, from the estimated value of your notes determined by reference to our models due to, among other things, any differences in pricing models or assumptions used by others. See “—The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors” below.

The difference between the estimated value of your notes as of the time the terms of your notes are set on the trade date and the original issue price is a result of certain factors, including principally the underwriting discount and commissions, the expenses incurred in creating, documenting and marketing the notes, and an estimate of the difference between the amounts we pay to GS&Co. and the amounts GS&Co. pays to us in connection with your notes. We pay to GS&Co. amounts based on what we would pay to holders of a non-structured note with a similar maturity. In return for such payment, GS&Co. pays to us the amounts we owe under your notes.

In addition to the factors discussed above, the value and quoted price of your notes at any time will reflect many factors and cannot be predicted. If GS&Co. makes a market in the notes, the price quoted by GS&Co. would reflect any changes in market conditions and other relevant factors, including any deterioration in our creditworthiness or perceived creditworthiness or the creditworthiness or perceived creditworthiness of The Goldman Sachs Group, Inc. These changes may adversely affect the value of your notes, including the price you may receive for your notes in any market making transaction. To the extent that GS&Co. makes a market in the notes, the quoted price will reflect the estimated value determined by reference to GS&Co.’s pricing models at that time, plus or minus its then current bid and ask spread for similar sized trades of structured notes (and subject to the declining excess amount described above).

Furthermore, if you sell your notes, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount. This commission or discount will further reduce the proceeds you would receive for your notes in a secondary market sale.

There is no assurance that GS&Co. or any other party will be willing to purchase your notes at any price and, in this regard, GS&Co. is not obligated to make a market in the notes. See “Additional Risk Factors Specific to the Notes — Your Notes May Not Have an Active Trading Market” on page S-7 of the accompanying general terms supplement no. 8,999.

The Notes Are Subject to the Credit Risk of the Issuer and the Guarantor

Although the return on the notes will be based on the performance of the basket underliers, the payment of any amount due on the notes is subject to the credit risk of GS Finance Corp., as issuer of the notes, and the credit risk of The Goldman Sachs Group, Inc., as guarantor of the notes. The notes are our unsecured obligations. Investors are dependent on our ability to pay all amounts due on the notes, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Similarly, investors are dependent on the ability of The Goldman Sachs Group, Inc., as guarantor of the notes, to pay all amounts due on the notes, and therefore are also subject to its credit risk and to changes in the market’s view of its creditworthiness. See “Description of the Notes We May Offer — Information About Our Medium-Term Notes, Series F Program — How the Notes Rank Against Other Debt” on page S-5 of the accompanying prospectus supplement and “Description of Debt Securities We May Offer — Guarantee by The Goldman Sachs Group, Inc.” on page 67 of the accompanying prospectus.

The Amount Payable on Your Notes Is Not Linked to the Level of the Basket at Any Time Other Than the Determination Date

The final basket level will be based on the closing level of the basket on the determination date (subject to adjustment as described elsewhere in this pricing supplement). Therefore, if the closing level of the basket dropped precipitously on the determination date, the cash settlement amount for your notes may be significantly less than it would have been had the cash settlement amount been linked to the closing level of the basket prior to such drop in the level of the basket. Although the actual level of the basket on the stated maturity date or at other times during the life of your notes may be higher than the final basket level, you will not benefit from the closing level of the basket at any time other than on the determination date.

You May Lose a Substantial Portion of Your Investment in the Notes

You can lose a substantial portion of your investment in the notes. The cash payment on your notes on the stated maturity date will be based on the performance of an equally weighted basket, comprised of the basket underliers, as measured from the initial basket level of 100 to the final basket level on the determination date. If the final basket level for your notes is less than the buffer level, you will have a loss for each $1,000 of the face amount of your notes equal to the product of (i) $1,000 times (ii) the buffer rate times (iii) the sum of the basket return plus the buffer amount. Thus, you may lose a substantial portion of your investment in the notes, which would include any premium to face amount you paid when you purchased the notes.

Also, the market price of your notes prior to the stated maturity date may be significantly lower than the purchase price you pay for your notes. Consequently, if you sell your notes before the stated maturity date, you may receive far less than the amount of your investment in the notes.

The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors

When we refer to the market value of your notes, we mean the value that you could receive for your notes if you chose to sell them in the open market before the stated maturity date. A number of factors, many of which are beyond our control, will influence the market value of your notes, including:

•
the levels of the basket underliers;
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the volatility – i.e., the frequency and magnitude of changes – in the levels of the basket underliers;
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the dividend rates of the basket index stocks and basket underlier stocks;
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economic, financial, regulatory, political, military, public health and other events that affect stock markets generally and the market segments of which the basket index stocks and basket underlier stocks are a part, and which may affect the levels of the basket underliers;

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interest rates and yield rates in the market;
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the time remaining until your notes mature; and
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our creditworthiness and the creditworthiness of The Goldman Sachs Group, Inc., whether actual or perceived, and including actual or anticipated upgrades or downgrades in our credit ratings or the credit ratings of The Goldman Sachs Group, Inc. or changes in other credit measures.

Without limiting the foregoing, the market value of your notes may be negatively impacted by increasing interest rates. Such adverse impact of increasing interest rates could be significantly enhanced in notes with longer-dated maturities, the market values of which are generally more sensitive to increasing interest rates.

These factors, and many other factors, will influence the price you will receive if you sell your notes before maturity, including the price you may receive for your notes in any market making transaction. If you sell your notes before maturity, you may receive less than the face amount of your notes.

You cannot predict the future performance of the basket underliers based on their historical performance. The actual performance of the basket underliers over the life of the offered notes, the cash settlement amount paid on the stated maturity date may bear little or no relation to the historical closing levels of the basket underliers or to the hypothetical examples shown elsewhere in this pricing supplement.

Your Notes Do Not Bear Interest

You will not receive any interest payments on your notes. Even if the cash settlement amount on your notes on the stated maturity date exceeds the face amount of your notes, the overall return you earn on your notes may be less than you would have earned by investing in a non-indexed debt security of comparable maturity that bears interest at a prevailing market rate.

The Potential for the Value of Your Notes to Increase Will Be Limited

Your ability to participate in any change in the value of the basket over the life of your notes will be limited because of the maximum settlement amount. The maximum settlement amount will limit the amount in cash you may receive for each of your notes at maturity, no matter how much the level of the basket may rise beyond the cap level over the life of your notes. Accordingly, the amount payable for each of your notes may be significantly less than it would have been had you invested directly in any of the basket underliers.

There Is Limited Hypothetical Historical Information About the Basket

The notes are linked to the performance of the basket. Because one of the basket underliers, Palantir Technologies Inc. has available historical data only from September 30, 2020, hypothetical historical closing levels of the basket are only available beginning September 30, 2020. Because the hypothetical historical basket levels are unavailable prior to September 30, 2020, limited hypothetical historical basket level information is available for you to consider in making an informed decision with respect to the notes.

The Return on Your Notes Will Not Reflect Any Dividends Paid on Any Basket Index Stock, the Basket Fund or the Basket Index Stocks

The return on your notes will not reflect the return you would realize if you actually owned the basket index stocks, basket fund or basket underlier stocks and received the distributions paid on the shares of the basket index stocks or basket fund. You will not receive any dividends that may be paid on any of the basket underlier stocks by the basket underlier stock issuers or the shares of the basket index stocks or basket fund. See “— You Have No Shareholder Rights or Rights to Receive Any Shares of Any Basket Index Stock, the Basket Fund or Any Basket Underlier Stock” below for additional information.

You Have No Shareholder Rights or Rights to Receive Any Shares of Any Basket Index Stock, the Basket Fund or Any Basket Underlier Stock

Investing in your notes will not make you a holder of any shares of any basket index stock, the basket fund or any basket underlier stocks. Neither you nor any other holder or owner of your notes will have any rights with respect to any basket index stock, the basket fund or the basket underlier stocks, including any voting rights, any rights to receive dividends or other distributions, any rights to make a claim against the basket index stocks, the basket fund or basket underlier stocks, or any other rights of a holder of any shares of the basket index stocks, basket fund or basket underlier stocks. Your notes will be paid in cash to the extent any amount is payable at maturity, and you will have no right to receive delivery of any shares of the basket index stock, the basket funds or any basket underlier stocks.

In Some Circumstances, the Payment You Receive On the Notes May Be Based On the Securities of Another Company and Not the Issuer of a Basket Index Stock

Following certain corporate events relating to a basket index stock where its issuer is not the surviving entity, the amount you receive at maturity may be based on the securities of a successor to such basket index stock issuer or any cash or any other assets distributed to holders of shares of such basket index stock in such corporate event. The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of the notes. We describe the specific corporate events that can lead to these adjustments and the procedures for selecting distribution property (as described above) under “Terms and Conditions — Anti-dilution adjustments for a basket index stock”.

The Lower Performance of One Basket Underlier May Offset an Increase in the Other Basket Underliers

Declines in the level of one basket underlier may offset increases in the levels of the other basket underliers. As a result, any return on the basket — and thus on your notes — may be reduced or eliminated, which will have the effect of reducing the amount payable in respect of your notes at maturity.

There Is No Affiliation Between the Basket Index Stock Issuers and Us

Goldman Sachs is not affiliated with the basket index stock issuers. As discussed above, however, we or our affiliates may currently or from time to time in the future engage in business with the basket index stock issuers. Neither we nor any of our affiliates have participated in the preparation of any publicly available information or made any “due diligence” investigation or inquiry with respect to the basket index stock issuers. You, as an investor in your notes, should make your own investigation into the basket index stock issuers. See “The Basket and the Basket Underliers” below for additional information about the basket.

The basket index stock issuers are not involved in this offering of your notes in any way and do not have any obligation of any sort with respect to your notes. Thus, the basket index stock issuers do not have any obligation to take your interests into consideration for any reason, including in taking or not taking any corporate actions that might affect the value of your notes.

We Will Not Hold Shares of the Basket Index Stocks for Your Benefit

The indenture governing your note does not contain any restriction on our ability or the ability of any of our affiliates to sell, pledge or otherwise convey a share or shares of the basket index stocks acquired by us or them. Neither we nor our affiliates will pledge or otherwise hold shares of the basket index stocks for your benefit in order to enable you to exchange your note for shares under any circumstances. Consequently, in the event of our bankruptcy, insolvency or liquidation, any shares of the basket index stocks owned by us will be subject to the claims of our creditors generally and will not be available for your benefit specifically.

We May Sell an Additional Aggregate Face Amount of the Notes at a Different Issue Price

At our sole option, we may decide to sell an additional aggregate face amount of the notes subsequent to the date of this pricing supplement. The issue price of the notes in the subsequent sale may differ substantially (higher or lower) from the original issue price you paid as provided on the cover of this pricing supplement.

If You Purchase Your Notes at a Premium to Face Amount, the Return on Your Investment Will Be Lower Than the Return on Notes Purchased at Face Amount and the Impact of Certain Key Terms of the Notes Will Be Negatively Affected

The cash settlement amount you will be paid for your notes on the stated maturity date will not be adjusted based on the issue price you pay for the notes. If you purchase notes at a price that differs from the face amount of the notes, then the return on your investment in such notes held to the stated maturity date will differ from, and may be substantially less than, the return on notes purchased at face amount. If you purchase your notes at a premium to face amount and hold them to the stated maturity date the return on your investment in the notes will be lower than it would have been had you purchased the notes at face amount or a discount to face amount. In addition, the impact of the buffer level and the maximum settlement amount on the return on your investment will depend upon the price you pay for your notes relative to face amount. For example, if you purchase your notes at a premium, the maximum settlement amount will only permit a lower positive return on your investment in the notes than would have been the case for notes purchased at face amount or a discount to face amount. Similarly, the buffer level, while still providing some protection for the return on the notes, will allow a greater percentage decrease in your investment in the notes than would have been the case for notes purchased at face amount or a discount to face amount.

Additional Risks Related to the Class A Common Stock of Palantir Technologies Inc.

The Class A Common Stock of Palantir Technologies Inc. Has a Very Limited Trading History

Your notes are linked, in part, to the Class A Common Stock of Palantir Technologies Inc. that has only recently commenced public trading and, therefore, has very limited historical performance. Because the Class A Common Stock of Palantir Technologies Inc. has no historical closing level prior to the completion of its initial public offering, limited historical basket index stock information will be available for you to consider in making an independent investigation of its basket index stock performance, which may make it difficult for you to make an informed decision with respect to the notes. Further, because the Class A Common Stock of Palantir Technologies Inc. has a very limited trading history, your investment in the notes may involve greater risks than an investment in notes linked to the securities of companies with a more established record of performance. For additional information about the Class A Common Stock of Palantir Technologies Inc., see “The Basket and the Basket Underliers — The Basket Index Stocks”. No future performance of the Class A Common Stock of Palantir Technologies Inc. can be predicted based on the historical basket index stock performance information described herein.

Additional Risks Related to the Basket Fund

The Policies of the Basket Fund’s Investment Advisor and the Sponsor of the Basket Fund’s Underlying Index Could Affect the Amount Payable on Your Notes and Their Market Value

The basket fund’s investment advisor may from time to time be called upon to make certain policy decisions or judgments with respect to the basket fund, including those concerning the calculation of the net asset value of the basket fund, additions, deletions or substitutions of securities in the basket fund and the manner in which changes affecting its underlying index are reflected in the basket fund that could affect the market price of the shares of the basket fund, and therefore, the amount payable on your notes on the stated maturity date and the market value of your notes before that date. The amount payable on your notes and their market value could also be affected if the basket fund investment advisor changes these policies, for example, by changing the manner in which it calculates the net asset value of the basket fund, or if the basket fund investment advisor discontinues or suspends calculation or publication of the net asset value of the basket fund, in which case it may become difficult or inappropriate to determine the market value of your notes.

If events such as these occur, the calculation agent — which initially will be GS&Co., our affiliate — may determine the closing level of the basket fund on the determination date — and thus the amount payable on the stated maturity date— in a manner it considers appropriate, in its sole discretion. We describe the discretion that the calculation agent will have in determining the closing level of the basket fund on the determination date and the amount payable on your notes more fully under “Terms and Conditions — Discontinuance or modification of an underlier that is a basket fund” above.

In addition, the sponsor of the basket fund’s underlying index owns the underlying index and is responsible for the design and maintenance of its underlying index. The policies of the sponsor of the basket fund’s underlying index concerning the calculation of its underlying index, including decisions regarding the addition, deletion or substitution of the equity securities included in its underlying index, could affect the level of its underlying index and, consequently, could affect the market prices of shares of the basket fund and, therefore, the amount payable on your notes and their market value.

There Is No Assurance That an Active Trading Market Will Continue for the Basket Fund or That There Will Be Liquidity in Any Such Trading Market; Further, the Basket Fund Is Subject to Management Risks, Securities Lending Risks and Custody Risks

Although the shares of the basket fund and a number of similar products have been listed for trading on securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of the basket fund or that there will be liquidity in the trading market.

In addition, the basket fund is subject to management risk, which is the risk that the basket fund investment advisor’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results. The basket fund is also not actively managed and may be affected by a general decline in market segments relating to its underlying index. The basket fund investment advisor invests in securities included in, or representative of, its underlying index regardless of their investment merits. The basket fund investment advisor does not attempt to take defensive positions in declining markets. In addition, the basket fund investment advisor may be permitted to engage in securities lending with respect to a portion of the basket fund's total assets, which could subject the basket fund to the risk that the borrower of such loaned securities fails to return the securities in a timely manner or at all.

In addition, the basket fund is subject to custody risk, which refers to the risks in the process of clearing and settling trades and to the holding of securities by local banks, agents and depositories. Low trading volumes and volatile prices in less developed markets make trades harder to complete and settle, and governments or trade groups may compel local agents to hold securities in designated depositories that are not subject to independent evaluation. The less developed a country’s securities market is, the greater the likelihood of custody problems.

Further, the basket fund is subject to listing standards adopted by the securities exchange on which the basket fund is listed for trading. There can be no assurance that the basket fund will continue to meet the applicable listing requirements, or that the basket fund will not be delisted.

The Basket Fund and Its Underlying Index Are Different and the Performance of the Basket Fund May Not Correlate With the Performance of Its Underlying Index

The basket fund may not hold all or substantially all of the equity securities included in the underlying index and may hold securities or assets not included in the underlying index. Therefore, while the performance of the basket fund is generally linked to the performance of the underlying index, the performance of the basket fund is also linked in part to shares of equity securities not included in the underlying index and to the performance of other assets, such as futures contracts, options and swaps, as well as cash and cash equivalents, including shares of money market funds affiliated with the basket fund investment advisor.

Imperfect correlation between the basket fund’s portfolio securities and those in the underlying index, rounding of prices, changes to the underlying index and regulatory requirements may cause tracking error, which is the divergence of the basket fund’s performance from that of the underlying index.

In addition, the performance of the basket fund will reflect additional transaction costs and fees that are not included in the calculation of its underlying index and this may increase the tracking error of the basket fund. Also, corporate actions with respect to the sample of equity securities (such as mergers and spin-offs) may impact the performance differential between the basket fund and the underlying index. Finally, because the shares of the basket fund are traded on an exchange and are subject to market supply and investor demand, the market value of one share of the basket fund may differ from the net asset value per share of the basket fund.

For all of the foregoing reasons, the performance of the basket fund may not correlate with the performance of its underlying index. Consequently, the return on your notes will not be the same as investing directly in the basket fund’s underlying index or in the stocks comprising the basket fund’s underlying index, and will not be the same as investing in a debt security with a payment at maturity linked to the performance of its underlying index.

The Basket Fund Is Concentrated in Gold and Silver Mining Companies and Does Not Provide Diversified Exposure

The basket fund’s stocks are not diversified and are concentrated in gold and silver mining companies, which means the basket fund is more likely to be more adversely affected by any negative performance of gold and silver mining companies than a basket fund that includes more diversified stocks across a number of sectors. Investments related to gold and silver are considered speculative and are affected by a variety of factors. Competitive pressures may have a significant effect on the financial condition of gold and silver mining companies. Also, gold and silver mining companies are highly dependent on the price of gold and silver bullion, respectively, and may be adversely affected by a variety of worldwide economic, financial and political factors. The price of gold and silver may fluctuate substantially over short periods of time so the basket fund’s share price may be more volatile than other types of investments. Fluctuation in the prices of gold and silver may be due to a number of factors, including changes in inflation, changes in currency exchange rates and changes in industrial and commercial demand for metals (including fabricator demand). Additionally, increased environmental or labor costs may depress the value of metal investments.

The Basket Fund May Be Disproportionately Affected By the Performance of a Small Number of Stocks

Although the basket fund held 54 stocks as of September 12, 2024, approximately 25.48% of the basket fund was invested in just two stocks – Newmont Corporation and Agnico Eagle Mines Limited — and approximately 65.10% of the basket fund was invested in just ten stocks. As a result, a decline in the prices of one or more of these stocks, including as a result of events negatively affecting one or more of these companies, may have the effect of significantly lowering the price of the basket fund even if none of the other stocks held by the basket fund are affected by such events. Because of the weighting of the holdings of the basket fund, the amount you receive at maturity could be less than the payment at maturity you would have received if you had invested in a product linked to an exchange-traded fund that capped the maximum weight of any one stock to a low amount or that equally weighted all stocks held by such fund.

An Investment in the Offered Notes Is Subject to Risks Associated with Foreign Securities

The value of your notes is linked, in part, to a basket fund which holds, in part, stocks from one or more foreign securities markets, including stocks traded in the equity markets of emerging market countries. Investments linked to the value of foreign equity securities involve particular risks. Any foreign securities market may be less liquid, more volatile and affected by global or domestic market developments in a different way than are the U.S. securities market or other foreign securities markets. Both government intervention in a foreign securities market, either directly or indirectly, and cross-shareholdings in foreign companies, may affect trading prices and volumes in that market. Also, there is generally less publicly available information about foreign companies than about those U.S. companies that are subject to the reporting requirements of the U.S. Securities and Exchange Commission. Further, foreign companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

The prices of securities in a foreign country are subject to political, economic, financial and social factors that are unique to such foreign country’s geographical region. These factors include: recent changes, or the possibility of future changes, in the applicable foreign government’s economic and fiscal policies; the possible implementation of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities; fluctuations, or the possibility of fluctuations, in currency exchange rates; and the possibility of outbreaks of hostility, political instability, natural disaster or adverse public health developments. The United Kingdom ceased to be a member of the European Union on January 31, 2020 (an event commonly referred to as “Brexit”). The effects of Brexit are uncertain, and, among other things, Brexit has contributed, and may continue to contribute, to volatility in the prices of securities of companies located in Europe (or elsewhere) and currency exchange rates, including the valuation of the euro and British pound in particular. Any one of these factors, or the combination of more than one of these factors, could negatively affect such foreign securities market and the price of securities therein. Further, geographical regions may react to global factors in different ways, which may cause the prices of securities in a foreign securities market to fluctuate in a way that differs from those of securities in the U.S. securities market or other foreign securities markets. Foreign economies may also differ from the U.S. economy in important respects, including growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency, which may have a positive or negative effect on foreign securities prices.

Because foreign exchanges may be open on days when the basket fund is not traded, the value of the securities underlying the basket fund may change on days when shareholders will not be able to purchase or sell shares of the basket fund. This could result in premiums or discounts to the basket fund’s net asset value that may be greater than those experienced by a basket fund that does not hold foreign assets.

The countries whose markets are represented by the basket fund include emerging market countries. Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. It will also likely be more costly and difficult for Van Eck to enforce the laws or regulations of a foreign country or trading facility, and it is possible that the foreign country or trading facility may not have laws or regulations which adequately protect the rights and interests of investors in the stocks included in the basket fund.

Government Regulatory Action, Including Legislative Acts and Executive Orders, Could Result in Material Changes to the Composition of a Basket Fund with Basket Underlier Stocks from One or More Foreign Securities Markets and Could Negatively Affect Your Investment in the Notes

Government regulatory action, including legislative acts and executive orders, could cause material changes to the composition of a basket fund with basket underlier stocks from one or more foreign securities markets and could negatively affect your investment in the notes in a variety of ways, depending on the nature of such government regulatory action and the basket underlier stocks that are affected. For example, recent executive orders issued by the United States Government prohibit United States persons from purchasing or selling publicly traded securities of certain companies that are determined to operate or have operated in the defense and related materiel sector or the surveillance technology sector of the economy of the People’s Republic of China, or publicly traded securities that are derivative of, or that are designed to provide investment exposure to, those securities (including indexed notes). If the prohibitions in those executive orders (or prohibitions under other government regulatory action) become applicable to basket underlier stocks that are currently included in a basket fund or that in the future are included in a basket fund, such basket underlier stocks may be removed from a basket fund. If government regulatory action results in the removal of basket underlier stocks that have (or historically have had) significant weight in a basket fund, such removal could have a material and negative effect on the level of such basket fund and, therefore, your investment in the notes. Similarly, if basket underlier stocks that are subject to those executive orders or subject to other government regulatory action are not removed from a basket fund, the value of the notes could be materially and negatively affected, and transactions in, or holdings of, the notes may become prohibited under United States law. Any failure to remove such basket underlier stocks from a basket fund could result in the loss of a significant portion or all of your investment in the notes, including if you attempt to divest the notes at a time when the value of the notes has declined.

Your Investment in the Notes Will Be Subject to Foreign Currency Exchange Rate Risk

The basket fund holds assets that are denominated in non-U.S. dollar currencies. The value of the assets held by the basket fund that are denominated in non-U.S. dollar currencies will be adjusted to reflect their U.S. dollar value by converting the price of such assets from the non-U.S. dollar currency to U.S. dollars. Consequently, if the value of the U.S. dollar strengthens against the non-U.S. dollar currency in which an asset is denominated, the level of the basket fund may not increase even if the non-dollar value of the asset held by the basket fund increases.

Foreign currency exchange rates vary over time, and may vary considerably during the term of your notes. Changes in a particular exchange rate result from the interaction of many factors directly or indirectly affecting economic and political conditions. Of particular importance are:

● existing and expected rates of inflation;

● existing and expected interest rate levels;

● the balance of payments among countries;

● the extent of government surpluses or deficits in the relevant foreign country and the United States; and

● other financial, economic, military, public health and political factors.

All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the governments of the relevant foreign countries and the United States and other countries important to international trade and finance.

The market price of the notes and level of the basket fund could also be adversely affected by delays in, or refusals to grant, any required governmental approval for conversions of a local currency and remittances abroad or other de facto restrictions on the repatriation of U.S. dollars.

Regulators in various countries are in the process of investigating the potential manipulation of published currency exchange rates. If such manipulation has occurred or is continuing, certain published exchange rates may have been, or may be in the future, artificially lower (or higher) than they would otherwise have been. Any such manipulation could have an adverse impact on any payments on, and the value of, your notes and the trading market for your notes. In addition, we cannot predict whether any changes or reforms affecting the determination or publication of exchange rates or the supervision of currency trading will be implemented in connection with these investigations. Any such changes or reforms could also adversely impact your notes.

Even Though Currencies Trade Around-The-Clock, Your Notes Will Not

Your notes are linked to a basket fund that holds assets denominated in non-U.S. dollar currencies. The interbank market in foreign currencies is a global, around-the-clock market. Therefore, the hours of trading for your notes, if any trading market develops, will not conform to the hours during which the currencies in which the basket fund is denominated or in which the basket underlier stocks trade. Significant price and rate movements may take place in the underlying foreign currency exchange markets that will not be reflected immediately in the price of your notes. The possibility of these movements should be taken into account in relating the value of your notes to those in the underlying foreign currency exchange markets. There is no systematic reporting of last-sale information for foreign currencies. Reasonably current bid and offer information is available in certain brokers’ offices, in bank foreign currency trading offices and to others who wish to subscribe for this information, but this information will not necessarily be reflected in the value of the basket fund used to calculate the amount payable on your notes. There is no regulatory requirement that those quotations be firm or revised on a timely basis. The absence of last-sale information and the limited availability of quotations to individual investors may make it difficult for many investors to obtain timely, accurate data about the state of the underlying foreign currency exchange markets.

Risks Related to Tax

Certain Considerations for Insurance Companies and Employee Benefit Plans

Any insurance company or fiduciary of a pension plan or other employee benefit plan that is subject to the prohibited transaction rules of the Employee Retirement Income Security Act of 1974, as amended, which we call “ERISA”, or the Internal Revenue Code of 1986, as amended, including an IRA or a Keogh plan (or a governmental plan to which similar prohibitions apply), and that is considering purchasing the offered notes with the assets of the insurance company or the assets of such a plan, should consult with its counsel regarding whether the purchase or holding of the offered notes could become a “prohibited transaction” under ERISA, the Internal Revenue Code or any substantially similar prohibition in light of the representations a purchaser or holder in any of the above categories is deemed to make by purchasing and holding the offered notes.

The Tax Consequences of an Investment in Your Notes Are Uncertain

The tax consequences of an investment in your notes are uncertain, both as to the timing and character of any inclusion in income in respect of your notes.

The Internal Revenue Service announced on December 7, 2007 that it is considering issuing guidance regarding the tax treatment of an instrument such as your notes, and any such guidance could adversely affect the value and the tax treatment of your notes. Among other things, the Internal Revenue Service may decide to require the holders to accrue ordinary income on a current basis and recognize ordinary income on payment at maturity, and could subject non-U.S. investors to withholding tax. Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as your notes after the bill was enacted to accrue interest income over the term of such instruments even though there will be no interest payments over the term of such instruments. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your notes. We describe these developments in more detail under “Supplemental Discussion of U.S. Federal Income Tax Consequences – United States Holders – Possible Change in Law” below. You should consult your tax advisor about this matter. Except to the extent otherwise provided by law, GS Finance Corp. intends to continue treating the notes for U.S. federal income tax purposes in accordance with the treatment described under “Supplemental Discussion of U.S. Federal Income Tax Consequences” below unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determine that some other treatment is more appropriate. Please also consult your tax advisor concerning the U.S. federal income tax and any other applicable tax consequences to you of owning your notes in your particular circumstances.

Foreign Account Tax Compliance Act (FATCA) Withholding May Apply to Payments on Your Notes, Including as a Result of the Failure of the Bank or Broker Through Which You Hold the Notes to Provide Information to Tax Authorities

Please see the discussion under “United States Taxation — Taxation of Debt Securities — Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus for a description of the applicability of FATCA to payments made on your notes.

The Basket AND THE BASKET UNDERLIERS

The Basket

The basket is comprised of six basket underliers with the following initial weights within the basket: the common stock of Broadcom Inc. (approximately 16.667% weighting), the common stock of EOG Resources, Inc. (approximately 16.667% weighting), the common stock of General Dynamics Corporation (approximately 16.667% weighting), the common stock of Lockheed Martin Corporation (approximately 16.667% weighting), the Class A common stock of Palantir Technologies Inc. (approximately 16.667% weighting) and the VanEck Gold Miners ETF (approximately 16.667% weighting).

The Basket Index Stocks

Where Information About the Basket Index Stock Issuers Can Be Obtained

The basket index stocks are registered under the Securities Exchange Act of 1934. Companies with securities registered under the Exchange Act are required to file financial and other information specified by the U.S. Securities and Exchange Commission (“SEC”) periodically. Information filed by the basket index stock issuer with the SEC electronically can be reviewed through a web site maintained by the SEC. The address of the SEC’s web site is sec.gov.

Information about the basket index stock issuers may also be obtained from other sources such as press releases, newspaper articles and other publicly available documents.

We do not make any representation or warranty as to the accuracy or completeness of any materials referred to above, including any filings made by the basket index stock issuers with the SEC.

We Obtained the Information About the Basket Index Stock Issuers From the Basket Index Stock Issuers’ Public Filings

This pricing supplement relates only to your note and does not relate to the basket index stocks or other securities of the basket index stock issuers. We have derived all information about the basket index stock issuers in this pricing supplement from the publicly available information referred to in the preceding subsection. We have not participated in the preparation of any of those documents or made any “due diligence” investigation or inquiry with respect to the basket index stock issuers in connection with the offering of your note. Furthermore, we do not know whether all events occurring before the date of this pricing supplement — including events that would affect the accuracy or completeness of the publicly available documents referred to above and the trading price of shares of the basket index stocks — have been publicly disclosed. Subsequent disclosure of any events of this kind or the disclosure of or failure to disclose material future events concerning the basket index stock issuers could affect the value you will receive at maturity and, therefore, the market value of your note.

Neither we nor any of our affiliates make any representation to you as to the performance of the basket index stocks.

We or any of our affiliates may currently or from time to time engage in business with the basket index stock issuers, including making loans to or equity investments in the basket index stock issuers or providing advisory services to the basket index stock issuers, including merger and acquisition advisory services. In the course of that business, we or any of our affiliates may acquire non-public information about the basket index stock issuers and, in addition, one or more of our affiliates may publish research reports about the basket index stock issuers. As an investor in a note, you should undertake such independent investigation of the basket index stock issuers as in your judgment is appropriate to make an informed decision with respect to an investment in a note.

VanEck Gold Miners ETF

The shares of the VanEck Gold Miners ETF (the “basket fund”) are issued by VanEck ETF Trust (the “trust”), a registered investment company.

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The basket fund is an exchange-traded fund that seeks to replicate as closely as possible, before fees and expenses, the price and yield performance of the NYSE® Arca Gold Miners Index® (the “index”). The index is primarily comprised of publicly traded companies involved in the mining for gold and silver.
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The return on your notes is linked to the performance of the basket fund, and not to that of the index on which the basket fund is based. The performance of the basket fund may significantly diverge from that of its index.
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The basket fund’s investment advisor is Van Eck Associates.
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The basket fund’s shares trade on the NYSE Arca under the ticker symbol “GDX”.
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The trust’s SEC CIK Number is 0001137360.
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The basket fund’s inception date for purposes of the ETF shares was May 16, 2006.

Effective September 1, 2021, the trust changed its name from VanEck Vectors® ETF Trust to VanEck ETF Trust. In addition, effective September 1, 2021, the name of the basket fund changed from the VanEck Vectors® Gold Miners ETF to the VanEck Gold Miners ETF.

Where Information About the Basket Fund Can Be Obtained

Information filed by the trust with the U.S. Securities and Exchange Commission (“SEC”) electronically can be reviewed through a website maintained by the SEC. The address of the SEC’s website is sec.gov. Information filed with the SEC by the trust, including its reports to shareholders, can be located by referencing its CIK number referred to above. In addition, information regarding the basket fund (including its fees, top ten holdings and weights and sector weights) may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the basket fund’s website. We are not incorporating by reference the website, the sources listed above or any material they include in this pricing supplement.

We do not make any representation or warranty as to the accuracy or completeness of any materials referred to above, including any filings made by the trust with the SEC.

We Obtained the Information About the Basket Fund From the Trust’s Publicly Available Information

This pricing supplement relates only to your note and does not relate to the basket fund. We have derived all information about the basket fund in this pricing supplement from the publicly available information referred to in the preceding subsection. We have not participated in the preparation of any of those documents or made any “due diligence” investigation or inquiry with respect to the basket fund in connection with the offering of your note. Furthermore, we do not know whether all events occurring before the date of this pricing supplement — including events that would affect the accuracy or completeness of the publicly available documents referred to above and the trading price of shares of the basket fund — have been publicly disclosed. Subsequent disclosure of any events of this kind or the disclosure of or failure to disclose material future events concerning the basket fund could affect the value you will receive at maturity and, therefore, the market value of your note.

Neither we nor any of our affiliates make any representation to you as to the performance of the basket fund.

We or any of our affiliates may currently or from time to time engage in business with the trust, including making loans to or equity investments in the trust or providing advisory services to the trust, including merger and acquisition advisory services. In the course of that business, we or any of our affiliates may acquire non-public information about the trust and, in addition, one or more of our affiliates may publish research reports about the basket fund. As an investor in a note, you should undertake such independent investigation of the trust as in your judgment is appropriate to make an informed decision with respect to an investment in a note.

Historical Closing Levels of the Basket Underliers

The closing levels of the basket underliers have fluctuated in the past and may, in the future, experience significant fluctuations. In particular, the basket underliers have recently experienced extreme and unusual volatility. Any historical upward or downward trend in the closing levels of any basket underliers during the period shown below is not an indication that such basket underliers are more or less likely to increase or decrease at any time during the life of your notes.

You should not take the historical levels of a basket underlier as an indication of the future performance of a basket underlier, including because of recent volatility described above. We cannot give you any assurance that the future performance of any basket underlier or the basket underlier stocks will result in you receiving an amount greater than the outstanding face amount of your notes on the stated maturity date.

Neither we nor any of our affiliates make any representation to you as to the performance of the basket underliers. Before investing in the notes, you should consult publicly available information to determine the relevant levels of the basket underliers between the date of this pricing supplement and the date of your purchase of the notes, and given the recent volatility described above, you should pay particular attention to recent levels of the basket underliers. The actual performance of a basket underlier over the life of the offered notes, as well as the cash settlement amount, may bear little relation to the historical levels shown below.

The graphs below, except where otherwise indicated, show the daily historical closing levels of each basket underlier from January 1, 2019 through September 12, 2024, adjusted for corporate events, if applicable. As a result, the following graphs do not reflect the global financial crisis which began in 2008, which had a materially negative impact on the price of most equity securities and, as a result, the level of most equity ETFs. We obtained the closing levels in the graphs below from Bloomberg Financial Services, without independent verification.

According to publicly available information, Broadcom Inc. designs, develops and supplies a broad range of semiconductor and infrastructure software solutions. Information filed with the SEC by the basket index stock issuer under the Exchange Act can be located by referencing its SEC file number 001-38449. The daily historical closing prices for Broadcom Inc. in the graph below have been adjusted for a 10-for-1 stock split that became effective before the market open on July 15, 2024.

Historical Performance of Broadcom Inc.

According to publicly available information, EOG Resources, Inc. explores for, develops, produces and markets crude oil, natural gas liquids and natural gas. Information filed with the SEC by the basket index stock issuer under the Exchange Act can be located by referencing its SEC file number 001-09743.

Historical Performance of EOG Resources, Inc.

According to publicly available information, General Dynamics Corporation is a global aerospace and defense company. Information filed with the SEC by the basket index stock issuer under the Exchange Act can be located by referencing its SEC file number 001-03671.

Historical Performance of General Dynamics Corporation

According to publicly available information, Lockheed Martin Corporation is a global security and aerospace company. Information filed with the SEC by the basket index stock issuer under the Exchange Act can be located by referencing its SEC file number 001-11437.

Historical Performance of Lockheed Martin Corporation

According to publicly available information, Palantir Technologies Inc. builds software platforms. Information filed with the SEC by the basket index stock issuer under the Exchange Act can be located by referencing its SEC file number 001-39540. The graph below shows the daily historical closing levels of Palantir Technologies Inc. from the completion of its initial public offering on September 30, 2020 through September 12, 2024.

Historical Performance of Palantir Technologies Inc.

Historical Performance of VanEck Gold Miners ETF

Hypothetical Historical Closing Levels of the Basket

Because the basket is a newly created basket and its level will begin to be calculated only on the trade date, there is no actual historical information about the closing levels of the basket as of the date of this pricing supplement. Therefore, the hypothetical closing levels of the basket provided in the graph below were calculated from publicly available historical basket underlier levels of each basket underlier.

The following graph is based on the hypothetical basket closing levels for the period from September 30, 2020 through September 12, 2024, assuming that the hypothetical basket closing level was 100 on January 1, 2019. We derived the hypothetical basket closing levels based on the method to calculate the basket closing level as described in this pricing supplement and on actual closing levels of the relevant basket underliers on the relevant date. The hypothetical basket closing level has been normalized such that its hypothetical level on September 30, 2020 was 100. As noted in this pricing supplement, the initial basket level will be set at 100 on the trade date. The basket closing level can increase or decrease due to changes in the levels of the basket underliers. The hypothetical closing levels of the basket begin at September 30, 2020 because one of the basket underliers, Palantir Technologies Inc., has available historical data only from September 30, 2020.

Hypothetical Historical Performance of the Basket

Supplemental Discussion of U.S. Federal Income Tax Consequences

The following section supplements the discussion of U.S. federal income taxation in the accompanying prospectus supplement.

The following section is the opinion of Sidley Austin llp, counsel to GS Finance Corp. and The Goldman Sachs Group, Inc. In addition, it is the opinion of Sidley Austin llp that the characterization of the notes for U.S. federal income tax purposes that will be required under the terms of the notes, as discussed below, is a reasonable interpretation of current law.

This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

• a dealer in securities or currencies;

• a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

• a bank;

• a life insurance company;

• a tax exempt organization;

• a partnership;

• a regulated investment company;

• an accrual method taxpayer subject to special tax accounting rules as a result of its use of financial statements;

• a person that owns a note as a hedge or that is hedged against interest rate risks;

• a person that owns a note as part of a straddle or conversion transaction for tax purposes; or

• a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

Although this section is based on the U.S. Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect, no statutory, judicial or administrative authority directly addresses how your notes should be treated for U.S. federal income tax purposes, and as a result, the U.S. federal income tax consequences of your investment in your notes are uncertain. Moreover, these laws are subject to change, possibly on a retroactive basis.

You should consult your tax advisor concerning the U.S. federal income tax and any other applicable tax consequences of your investments in the notes, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

United States Holders

This section applies to you only if you are a United States holder that holds your notes as a capital asset for tax purposes. You are a United States holder if you are a beneficial owner of each of your notes and you are:

• a citizen or resident of the United States;

• a domestic corporation;

• an estate whose income is subject to U.S. federal income tax regardless of its source; or

• a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

Tax Treatment. You will be obligated pursuant to the terms of the notes — in the absence of a change in law, an administrative determination or a judicial ruling to the contrary — to characterize your notes for all tax purposes as pre-paid derivative contracts in respect of the basket underliers. Except as otherwise stated below, the discussion herein assumes that the notes will be so treated.

Upon the sale, exchange or maturity of your notes, you should recognize capital gain or loss equal to the difference, if any, between the amount of cash you receive at such time and your tax basis in your notes. Your tax basis in your notes will generally be equal to the amount that you paid for the notes. If you hold your notes for more than one year, the gain or loss generally will be long-term capital gain or loss. If you hold your notes for one year or less, the gain or loss generally will be short-term capital gain or loss. Short-term capital gains are generally subject to tax at the marginal tax rates applicable to ordinary income.

We will not attempt to ascertain whether any of the basket index stock issuers would be treated as a “passive foreign investment company” (“PFIC”), within the meaning of Section 1297 of the Internal Revenue Code. If any of the basket index stock issuers were so treated, certain adverse U.S. federal income tax consequences could possibly apply to a United States holder. You should refer to information filed with the SEC and other authorities by the basket index stock issuers and consult your tax advisor regarding the possible consequences to you, if any, if any of the basket index stock issuers is or becomes a PFIC.

No statutory, judicial or administrative authority directly discusses how your notes should be treated for U.S. federal income tax purposes. As a result, the U.S. federal income tax consequences of your investment in the notes are uncertain and alternative characterizations are possible. Accordingly, we urge you to consult your tax advisor in determining the tax consequences of an investment in your notes in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

Alternative Treatments. There is no judicial or administrative authority discussing how your notes should be treated for U.S. federal income tax purposes. Therefore, the Internal Revenue Service might assert that a treatment other than that described above is more appropriate. For example, the Internal Revenue Service could treat your notes as a single debt instrument subject to special rules governing contingent payment debt instruments. Under those rules, the amount of interest you are required to take into account for each accrual period would be determined by constructing a projected payment schedule for the notes and applying rules similar to those for accruing original issue discount on a hypothetical noncontingent debt instrument with that projected payment schedule. This method is applied by first determining the comparable yield – i.e., the yield at which we would issue a noncontingent fixed rate debt instrument with terms and conditions similar to your notes – and then determining a payment schedule as of the issue date that would produce the comparable yield. These rules may have the effect of requiring you to include interest in income in respect of your notes prior to your receipt of cash attributable to that income.

If the rules governing contingent payment debt instruments apply, any gain you recognize upon the sale, exchange or maturity of your notes would be treated as ordinary interest income. Any loss you recognize at that time would be treated as ordinary loss to the extent of interest you included as income in the current or previous taxable years in respect of your notes, and, thereafter, as capital loss.

If the rules governing contingent payment debt instruments apply, special rules would apply to a person who purchases notes at a price other than the adjusted issue price as determined for tax purposes.

It is also possible that your notes could be treated in the manner described above, except that any gain or loss that you recognize at maturity would be treated as ordinary gain or loss. You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of your notes for U.S. federal income tax purposes.

It is possible that the Internal Revenue Service could seek to characterize your notes in a manner that results in tax consequences to you that are different from those described above. You should consult your tax advisor as to the tax consequences of any possible alternative characterizations of your notes for U.S. federal income tax purposes.

Possible Change in Law

On December 7, 2007, the Internal Revenue Service released a notice stating that the Internal Revenue Service and the Treasury Department are actively considering issuing guidance regarding the proper U.S. federal income tax treatment of an instrument such as the offered notes, including whether holders should be required to accrue ordinary income on a current basis and whether gain or loss should be ordinary or capital. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code might be applied to such instruments. Except to the extent otherwise provided by law, we intend to continue treating the notes for U.S. federal income tax purposes in accordance with the treatment described above under “Tax Treatment” unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determine that some other treatment is more appropriate.

Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as your notes after the bill was enacted to accrue interest income over the term of such instruments even though there will be no interest payments over the term of such instruments. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your notes.

It is impossible to predict what any such legislation or administrative or regulatory guidance might provide, and whether the effective date of any legislation or guidance will affect notes that were issued before the date that such legislation or guidance is issued. You are urged to consult your tax advisor as to the possibility that any legislative or administrative action may adversely affect the tax treatment of your notes.

Backup Withholding and Information Reporting

You will be subject to generally applicable information reporting and backup withholding requirements as discussed in the accompanying prospectus under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting — United States Holders” with respect to payments on your notes and, notwithstanding that we do not intend to treat the notes as debt for tax purposes, we intend to backup withhold on such payments with respect to your notes unless you comply with the requirements necessary to avoid backup withholding on debt instruments (in which case you will not be subject to such backup withholding) as set forth under “United States Taxation — Taxation of Debt Securities — United States Holders” in the accompanying prospectus. Please see the discussion under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting—United States Holders” in the accompanying prospectus for a description of the applicability of the backup withholding and information reporting rules to payments made on your notes.

Non-United States Holders

This section applies to you only if you are a non-United States holder. You are a non-United States holder if you are the beneficial owner of notes and are, for U.S. federal income tax purposes:

• a nonresident alien individual;

• a foreign corporation; or

• an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from the notes.

You will be subject to generally applicable information reporting and backup withholding requirements as discussed in the accompanying prospectus under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting — Non-United States Holders” with respect to payments on your notes at maturity and, notwithstanding that we do not intend to treat the notes as debt for tax purposes, we intend to backup withhold on such payments with respect to your notes unless you comply with the requirements necessary to avoid backup withholding on debt instruments (in which case you will not be subject to such backup withholding) as set forth under “United States Taxation — Taxation of Debt Securities — Non-United States Holders” in the accompanying prospectus.

As discussed above, alternative characterizations of the notes for U.S. federal income tax purposes are possible. Should an alternative characterization of the notes, by reason of a change or clarification of the law, by regulation or otherwise, cause payments at maturity with respect to the notes to become subject to withholding tax, we will withhold tax at the applicable statutory rate and we will not make payments of any additional amounts. Prospective non-United States holders of the notes should consult their tax advisor in this regard.

Furthermore, on December 7, 2007, the Internal Revenue Service released Notice 2008-2 soliciting comments from the public on various issues, including whether instruments such as your notes should be subject to withholding. It is therefore possible that rules will be issued in the future, possibly with retroactive effect, that would cause payments on your notes at maturity to be subject to withholding, even if you comply with certification requirements as to your foreign status.

We will not attempt to ascertain whether any of the basket index stock issuers would be treated as a “United States real property holding corporation” (“USRPHC”), within the meaning of Section 897 of the Internal Revenue Code. If any of the basket index stock issuers were so treated, certain adverse U.S. federal income tax consequences could possibly apply to a non-United States holder. You should refer to information filed with the SEC and other authorities by the basket index stock issuers and consult your tax advisor regarding the possible consequences to you, if any, if any of the basket index stock issuers is or becomes a USRPHC.

In addition, the Treasury Department has issued regulations under which amounts paid or deemed paid on certain financial instruments (“871(m) financial instruments”) that are treated as attributable to U.S.-source dividends could be treated, in whole or in part depending on the circumstances, as a “dividend equivalent” payment that is subject to tax at a rate of 30% (or a lower rate under an applicable treaty), which in the case of any amounts you receive upon the sale, exchange or maturity of your notes, could be collected via withholding. If these regulations were to apply to the notes, we may be required to withhold such taxes if any U.S.-source dividends are paid on the basket underliers during the term of the notes. We could also require you to make certifications (e.g., an applicable Internal Revenue Service Form W-8) prior to the maturity of the notes in order to avoid or minimize withholding obligations, and we could withhold accordingly (subject to your potential right to claim a refund from the Internal Revenue Service) if such certifications were not received or were not satisfactory. If withholding was required, we would not be required to pay any additional amounts with respect to amounts so withheld. These regulations generally will apply to 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) issued (or significantly modified and treated as retired and reissued) on or after January 1, 2027, but will also apply to certain 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) that have a delta (as defined in the applicable Treasury regulations) of one and are issued (or significantly modified and treated as retired and reissued) on or after January 1, 2017. In addition, these regulations will not apply to financial instruments that reference a “qualified index” (as defined in the regulations). We have determined that, as of the issue date of your notes, your notes will not be subject to withholding under these rules. In certain limited circumstances, however, you should be aware that it is possible for non-United States holders to be liable for tax under these rules with respect to a combination of transactions treated as having been entered into in connection with each other even when no withholding is required. You should consult your tax advisor concerning these regulations, subsequent official guidance and regarding any other possible alternative characterizations of your notes for U.S. federal income tax purposes.

Foreign Account Tax Compliance Act (FATCA) Withholding

Pursuant to Treasury regulations, Foreign Account Tax Compliance Act (FATCA) withholding (as described in “United States Taxation—Taxation of Debt Securities—Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus) will generally apply to obligations that are issued on or after July 1, 2014; therefore, the notes will generally be subject to the FATCA withholding rules.

Supplemental plan of distribution; conflicts of interest

See “Supplemental Plan of Distribution” on page S-51 of the accompanying general terms supplement no. 8,999 and “Plan of Distribution — Conflicts of Interest” on page 127 of the accompanying prospectus. GS Finance Corp. estimates that its share of the total offering expenses, excluding underwriting discounts and commissions, will be approximately $ .

GS Finance Corp. will sell to GS&Co., and GS&Co. will purchase from GS Finance Corp., the aggregate face amount of the offered notes specified on the front cover of this pricing supplement. GS&Co. proposes initially to offer the notes to the public at the original issue price set forth on the cover page of this pricing supplement, and to certain securities dealers at such price less a concession not in excess of % of the face amount. and to certain securities dealers at such price less a concession not in excess of % of the face amount. GS&Co. may pay a referral fee of % from the concession to another dealer in connection with its marketing efforts related to the offered notes. The original issue price for notes purchased by certain retirement accounts and certain fee-based advisory accounts will be % of the face amount of the notes, which will reduce the underwriting discount specified on the cover of this pricing supplement with respect to such notes to %. GS&Co. is an affiliate of GS Finance Corp. and The Goldman Sachs Group, Inc. and, as such, will have a “conflict of interest” in this offering of notes within the meaning of Financial Industry Regulatory Authority, Inc. (FINRA) Rule 5121. Consequently, this offering of notes will be conducted in compliance with the provisions of FINRA Rule 5121. GS&Co. will not be permitted to sell notes in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder. We have been advised that GS&Co. will also pay a fee to iCapital Markets LLC, a broker-dealer in which an affiliate of GS Finance Corp. holds an indirect minority equity interest, for services it is providing in connection with this offering.

We expect to deliver the notes against payment therefor in New York, New York on September 19, 2024. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on any date prior to one business day before delivery will be required to specify alternative settlement arrangements to prevent a failed settlement.

We have been advised by GS&Co. that it intends to make a market in the notes. However, neither GS&Co. nor any of our other affiliates that makes a market is obligated to do so and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for the notes.

The notes will not be listed on any securities exchange or interdealer quotation system.

We have not authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this pricing supplement, the accompanying general terms supplement no. 8,999, the accompanying prospectus supplement or the accompanying prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This pricing supplement, the accompanying general terms supplement no. 8,999, the accompanying prospectus supplement and the accompanying prospectus is an offer to sell only the notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this pricing supplement, the accompanying general terms supplement no. 8,999, the accompanying prospectus supplement and the accompanying prospectus is current only as of the respective dates of such documents.

$

GS Finance Corp.

Buffered Basket-Linked Notes due

guaranteed by

The Goldman Sachs Group, Inc.

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Goldman Sachs & Co. LLC